58

DIGITAL REALTY | telx

4Q
15

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc.
Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

Table of Contents	Financial Supplement
Fourth Quarter 2015

Corporate Information	Financial Supplement
Fourth Quarter 2015

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and manages technology-related real estate. The company is focused on providing data center, colocation and interconnection solutions for domestic and international tenants across a variety of industry verticals ranging from financial services, cloud and information technology services, to manufacturing, energy, healthcare, and consumer products. As of December 31, 2015, the company's 139 properties, including 14 properties held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center tenants. Digital Realty's portfolio is comprised of approximately 22.9 million square feet, excluding approximately 1.3 million square feet of space under active development and 1.3 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Scott E. Peterson: Chief Investment Officer
Jarrett Appleby: Chief Operating Officer
Michael Henry: Chief Information Officer
Chris Sharp: Chief Technology Officer
Matthew Miszewski: Senior Vice President, Sales & Marketing

Investor Relations
To request an Investor Relations package or to be added to our e-mail distribution list, please visit our website:
www.digitalrealty.com     (Proceed to Information Request in the Investor Relations section)

Analyst Coverage

Bank of America
Merrill Lynch	Barclays Capital	Burke & Quick	Canaccord Genuity	Citigroup
Michael J. Funk	Ross Smotrich	Frederick W. Moran	Paul Morgan	Michael Bilerman
(646) 855-5664	(212) 526-2306	(561) 504-0936	(212) 389-8128	(212) 816-1383

Jeffrey Spector	Dan Occhionero		Joseph Ng	Emmanuel Korchman
(646) 855-1363	(212) 526-7164		(212) 389-8096	(212) 816-1382

Cowen	Deutsche Bank	Evercore ISI	Green Street Advisors	Jefferies
Colby Synesael	Vincent Chao	Jonathan Schildkraut	John Bejjani	Omotayo Okusanya
(646) 562-1355	(212) 250-6799	(212) 497-0864	(949) 640-8780	(212) 336-7076

Jonathan Charbonneau	Michael Husseini	Robert Gutman	Katherine Corwith	Jonathan Petersen
(646) 562-1356	(212) 250-7703	(212) 497-0877	(949) 640-8780	(212) 284-1705

JP Morgan	KeyBanc	Macquarie	Morgan Stanley	Raymond James
Richard Choe	Jordan Sadler	Kevin Smithen	Sumit Sharma	Paul D. Puryear
(212) 662-6708	(917) 368-2280	(212) 231-0695	(212) 761-0078	(727) 567-2253

	Austin Wurschmidt	Will Clayton		William A. Crow
	(917) 368-2311	(212) 231-1957		(727) 567-2594

RBC Capital Markets	RW Baird	Stifel	UBS
Jonathan Atkin	David Rodgers	Matthew Heinz	Ross Nussbaum
(415) 633-8589	(216) 737-7341	(443) 224-1382	(212) 713-2484

Michael Carroll	Stephen Dye		Trent Trujillo
(440) 715-2649	(312) 609-5480		(212) 713-2384

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Corporate Information (Continued)	Financial Supplement
Fourth Quarter 2015

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series E Preferred Stock:	DLRPRE
Series F Preferred Stock:	DLRPRF
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH
Series I Preferred Stock:	DLRPRI

Note that symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14
High price (1)	$77.26	$69.83	$69.12	$75.39	$70.92
Low price (1)	$64.11	$60.66	$62.76	$63.30	$62.19
Closing price, end of quarter (1)	$75.62	$65.32	$66.68	$65.96	$66.30
Average daily trading volume (1)	1,164,119	1,365,945	904,995	1,128,089	1,050,258
Indicated dividend per common share (2)	$3.40	$3.40	$3.40	$3.40	$3.32
Closing annual dividend yield, end of quarter	4.5%	5.2%	5.1%	5.2%	5.0%
Shares and units outstanding, end of quarter (3)	149,217,573	138,679,297	138,763,472	138,718,379	138,639,916
Closing market value of shares and units outstanding (4)	$11,283,763	$9,058,532	$9,252,748	$9,149,864	$9,191,826

(1)	New York Stock Exchange trades only.

(2)	On an annualized basis.

(3)
As of December 31, 2015, the total number of shares and units includes 146,384,247 shares of common stock, 1,421,314 common units held by third parties and 1,412,012 common units, vested and unvested long-term incentive units and vested class C units held by directors, officers and others and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions.

(4)	Dollars in thousands as of the end of the quarter.
This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of December 31, 2015	Fourth Quarter 2015

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	146,384,247	98.1%
Cambay Tele.com, LLC (3)	1,421,314	1.0%
Directors, Executive Officers and Others	1,412,012	0.9%
Total	149,217,573	100.0%

(1)
Reflects limited partnership interests held by our directors, officers and others in the form of common units, vested and unvested long-term incentive units and vested class C units and excludes all unexercised common stock options.

(2)
The total number of units includes 146,384,247 general partnership common units, 1,421,314 common units held by third parties and 1,412,012 common units, vested and unvested long-term incentive units and vested class C units held by directors, officers and others, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions.

(3)
This third-party contributor received the common units (along with cash and our operating partnership's assumption of debt) in exchange for their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities. Includes 397,413 common units held by the members of Cambay Tele.com, LLC.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2015

Shares and Units at End of Quarter	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14
Common shares outstanding	146,384,247	135,843,684	135,832,492	135,793,668	135,626,255
Common units outstanding	2,833,326	2,835,613	2,930,980	2,924,711	3,013,661
Total Shares and Partnership Units	149,217,573	138,679,297	138,763,472	138,718,379	138,639,916

Enterprise Value
Market value of common equity (1)	$11,283,833	$9,058,532	$9,252,748	$9,149,864	$9,191,826
Liquidation value of preferred equity	1,335,000	1,335,000	1,085,000	1,085,000	1,085,000
Total debt at balance sheet carrying value	5,934,241	4,748,579	4,968,826	4,817,911	4,673,127
Total Enterprise Value	$18,553,074	$15,142,111	$15,306,574	$15,052,775	$14,949,953
Total debt / total enterprise value	32.0%	31.4%	32.5%	32.0%	31.3%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$11,021,480	$10,280,897	$10,244,536	$10,120,966	$10,077,342
Total Assets	11,451,267	9,501,013	9,586,009	9,408,426	9,526,784
Total Liabilities	6,914,765	5,465,362	5,695,816	5,550,565	5,612,546

Selected Operating Data
Total operating revenues	$500,443	$435,989	$420,295	$406,609	$412,216
Total operating expenses (2)	398,258	333,453	312,890	300,325	308,403
Interest expense	61,717	48,138	46,114	45,466	46,396
Net income (loss)	(16,573)	57,842	137,997	122,325	(34,795)
Net income (loss) available to common stockholders	(40,039)	38,522	117,055	101,728	(52,289)

Financial Ratios
EBITDA (3)	$194,902	$225,388	$297,456	$277,942	$242,605
Adjusted EBITDA (4)	288,184	250,687	246,548	239,174	241,880
Net Debt to Adjusted EBITDA (5)	5.2x	4.8x	5.0x	5.1x	4.9x
GAAP interest expense	61,717	48,138	46,114	45,466	46,396
Fixed charges (6)	90,496	70,682	69,910	70,522	72,070
Interest coverage ratio (7)	4.7x	5.0x	5.0x	4.8x	4.7x
Fixed charge coverage ratio (8)	3.3x	3.5x	3.5x	3.4x	3.4x

Profitability Measures
Net income (loss) per common share - basic	($0.28)	$0.28	$0.86	$0.75	($0.39)
Net income (loss) per common share - diluted	($0.28)	$0.28	$0.86	$0.75	($0.39)
Funds from operations (FFO) / diluted share and unit (9)	$0.79	$1.28	$1.26	$1.56	$1.40
Core funds from operations (Core FFO) / diluted share and unit (9)	$1.38	$1.32	$1.30	$1.27	$1.26
Adjusted funds from operations (AFFO) / diluted share and unit (10)	$1.11	$1.13	$1.05	$1.05	$0.92
Dividends per share and common unit	$0.85	$0.85	$0.85	$0.85	$0.83
Diluted FFO payout ratio (9) (11)	107.8%	66.5%	67.2%	54.5%	59.1%
Diluted Core FFO payout ratio (9) (12)	61.6%	64.4%	65.4%	66.9%	65.9%
Diluted AFFO payout ratio (10) (13)	76.5%	75.0%	80.6%	80.7%	90.4%

Portfolio Statistics
Buildings (14)	198	191	190	187	188
Properties (14)	139	132	132	130	131
Cross-connects	60,551	N/A	N/A	N/A	N/A
Net rentable square feet, excluding development space (14)	22,894,255	21,907,913	21,753,331	22,115,629	22,146,385
Occupancy at end of quarter (15)	91.4%	93.0%	93.5%	92.1%	93.2%
Occupied square footage	20,915,293	20,365,597	20,347,649	20,373,106	20,640,405
Space under active development (16)	1,342,660	1,385,315	1,151,299	1,223,238	1,304,853
Space held for development (17)	1,347,741	1,325,282	1,271,565	1,315,299	1,174,957
Weighted average remaining lease term (years) (18)	5.8	6.2	6.3	6.3	6.3
Same-capital occupancy at end of quarter (15) (19)	93.3%	93.9%	94.8%	94.7%	95.1%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2015

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units (including vested class C units), for shares of our common stock. Excludes shares issuable with respect to stock options that have been granted but have not yet been exercised, and also excludes all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions.

(2)
All periods presented exclude change in fair value of contingent consideration, impairment loss of real estate investments, and purchase accounting adjustments related to the acquisition of Telx Holdings, Inc. (the "Telx Acquisition") in order to provide a more comparable operating expense trend. For total operating expenses, see page 12.

(3)
EBITDA is calculated as earnings before interest, taxes, depreciation & amortization. For a discussion of EBITDA, see page 46. For a reconciliation of net income available to common stockholders to EBITDA, see page 45.

(4)
Adjusted EBITDA is EBITDA excluding change in fair value of contingent consideration, severance related accrual, equity acceleration, and legal expenses, transaction expenses, gain on sale of property, gain on sale of investment, gain on settlement of pre-existing relationship with Telx, other non-core adjustment expenses, noncontrolling interests, and preferred stock dividends. For a discussion of Adjusted EBITDA, see page 46. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 45.

(5)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.

(6)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(7)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest and excluding bridge facility fees for the quarter ended December 31, 2015.

(8)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges excluding bridge facility fees for the quarter ended December 31, 2015.

(9)	For a definition and discussion of FFO and core FFO, see page 46. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(10)	For a definition and discussion of AFFO, see page 46. For a reconciliation of FFO to AFFO, see page 14.

(11)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(12)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(13)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(14)	Includes properties held-for-sale and held as investments in unconsolidated joint ventures.

(15)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(16)	Space under active development includes current Base Building and Data Centers projects in progress. See page 34.

(17)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(19)
Represents properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

Earnings Release	Financial Supplement
Fourth Quarter 2015

DIGITAL REALTY REPORTS FOURTH QUARTER
AND FULL-YEAR 2015 RESULTS

San Francisco, CA -- February 25, 2016 -- Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the fourth quarter and full-year 2015. All per share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported FFO per share of $0.79 in 4Q15, compared to $1.40 in 4Q14

◦	Reported FFO of $4.85 for the full year of 2015, compared to $5.04 in 2014

•	Reported core FFO per share of $1.38 in 4Q15, compared to $1.26 in 4Q14

◦	Reported core FFO per share of $5.26 for the full year of 2015 compared to $4.96 in 2014

•	Signed leases during 4Q15 expected to generate $36 million in annualized GAAP rental revenue, bringing the full-year 2015 total to $127 million

•	Reiterated 2016 core FFO per share outlook of $5.45 - $5.60 and "constant-currency" core FFO per share outlook of $5.50 - $5.70

Financial Results
Digital Realty recognized total revenue of $500 million for the fourth quarter of 2015, a 15% increase from the previous quarter and a 21% increase over the same quarter last year. For the full-year 2015, Digital Realty recognized total revenue of $1.8 billion, a 9% increase over the prior year.
Adjusted EBITDA for the fourth quarter of 2015 was $288 million, a 15% increase from the previous quarter and a 19% increase over the same quarter last year. Adjusted EBITDA was $1.0 billion for the full-year 2015, a 9% increase over 2014.
Funds from operations (“FFO”) on a fully diluted basis was $118 million in the fourth quarter of 2015, or $0.79 per share, compared to $1.28 per share in the third quarter of 2015 and $1.40 per share in the fourth quarter of 2014. FFO per share for the full-year 2015 was $4.85 compared to $5.04 in 2014.
Excluding certain items that do not represent core expenses or revenue streams, core FFO was $1.38 per share for the fourth quarter of 2015 compared to $1.32 per share in the third quarter of 2015, and $1.26 per share in the fourth quarter of 2014. Core FFO per share for the full-year 2015 was $5.26 per share compared to $4.96 per share in 2014.
Net loss for the fourth quarter of 2015 was $17 million, and net loss available to common stockholders was $40 million, or $0.28 per diluted share, compared to net income available to common shareholders of $0.28 per diluted share in the third quarter of 2015 and net loss available to common shareholders of $0.39 per diluted share in the fourth quarter of 2014. The net loss during the fourth quarter of 2015 was primarily attributable to the write-off of straight-line rent receivables related to Telx. For the full-year 2015, net income was $302 million and net income available to common shareholders was $217 million, or $1.56 per share, compared to $1.00 per share for 2014.
Leasing Activity
“Data center demand remains steady, with new leases signed during the fourth quarter of 2015 representing $36 million in annualized GAAP rental revenue, including a $6 million contribution from Telx, the acquisition of which we completed in October,” commented Chief Executive Officer A. William Stein.
“In addition to space and power, Telx also contributed $7 million of annualized interconnection revenue bookings during the fourth quarter. I am pleased with the rapid progress we have made towards integrating Telx, as well as the consistent execution we achieved in all areas of our business in 2015. The data center fundamental backdrop remains healthy, and particularly following the successful refinancing of our global credit facilities in January and corresponding extension of debt maturities, we are well positioned to continue to deliver superior risk-adjusted returns for shareholders.”
The weighted-average lag between leases signed during the fourth quarter of 2015 and the contractual commencement date was 4.5 months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $29 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the fourth quarter of 2015 rolled up 8% on a cash basis and up 19% on a GAAP basis.

Earnings Release	Financial Supplement
Unaudited and Dollars in Thousands	Fourth Quarter 2015

New leases signed during the fourth quarter of 2015 by region and product type are summarized as follows:

North America	Annualized GAAP Base Rent	Square Feet	GAAP Base Rent per Square Foot	Megawatts	GAAP Base Rent per Kilowatt

Turn-Key Flex	$23,207	144,623	$160	14	$135
Powered Base Building (1)	1,010	—	—	—	—
Colocation	6,928	24,304	285	2	332
Non-Technical	243	15,053	16	—	—
Total	$31,388	183,980	$171	16	$156

Europe (2)
Turn-Key Flex	$4,106	22,718	$181	2	$187
Colocation	—	—	—	—	—
Non-Technical	32	500	64	—	—
Total	$4,138	23,218	$178	2	$187

Asia Pacific (2)
Turn-Key Flex	$649	1,594	$407	—	$230
Colocation	—	—	—	—	—
Non-Technical	28	1,146	25	—	—
Total	$677	2,740	$247	—	$230

Grand Total	$36,203	209,938	$172	18	$160
Note: Totals may not foot due to rounding differences.
(1) PBB activity reflects reservation rent on a future commencement.
(2) Based on quarterly average exchange rates during the three months ended December 31, 2015.

Investment Activity

In December 2015, Digital Realty completed the sale of 650 Randolph Road, a vacant 128,000 square foot industrial building previously held for redevelopment in Franklin Township, NJ for $9.2 million, or $72 per square foot. Digital Realty recognized a loss on the sale of approximately $0.1 million during the fourth quarter of 2015.

Subsequent to the end of the quarter, Digital Realty closed on the sale of 47700 Kato Road and 1055 Page Avenue, two adjacent non-data center properties totaling 199,000 square feet in Fremont, CA for $37.5 million, or $188 per square foot. The properties were 100% leased and were expected to generate cash net operating income of approximately $2.7 million in 2015, representing a cap rate of 7.2%. The sale is expected to generate net proceeds of $35.8 million, and Digital Realty expects to recognize a gain on the sale of approximately $1.2 million in the first quarter of 2016.

As previously announced, during the fourth quarter of 2015 Digital Realty acquired a 126-acre land parcel less than a mile away from its existing Digital Ashburn campus in Loudoun County, VA for a purchase price of $43 million. The site is expected to support the development of over two million square feet and the build-out of approximately 150 megawatts. Construction work is expected to begin in 2016, subject to market demand. Delivery will be phased to facilitate customer expansion requirements upon completion of the existing Digital Ashburn data center campus.

Likewise during the fourth quarter of 2015, Digital Realty acquired a six-acre land parcel approximately three miles west of downtown Frankfurt, Germany for $6 million. The site is capable of supporting a 27 MW campus across three buildings, totaling 339,000 square feet. Timing and commencement of future development will be subject to market demand.
Balance Sheet
Digital Realty had approximately $5.9 billion of total debt outstanding as of December 31, 2015, comprised of $5.6 billion of unsecured debt and approximately $0.3 billion of secured debt. At the end of the fourth quarter of 2015, net debt-to-adjusted EBITDA was 5.2x, debt-plus-preferred-to-total-enterprise-value was 39.2% and fixed charge coverage was 3.3x.
Subsequent to quarter-end, Digital Realty completed the refinancing of its global revolving credit facility and term loan. In conjunction with the refinancing, pricing was tightened by 10 basis points, the maturity date was extended by more than two years and aggregate commitments were expanded by $550 million. The combined facilities total $3.55 billion, consisting of a $2.0 billion line of credit and a $1.55 billion term loan.

2016 Guidance	Financial Supplement
Fourth Quarter 2015

2016 Outlook
Digital Realty reiterated its 2016 core FFO per share outlook of $5.45 - $5.60. The assumptions underlying this guidance are summarized in the following table.

	Jan. 4, 2016	Feb. 25, 2016
Top-Line and Cost Structure
2016 total revenue	$2.0 - $2.2 billion	$2.0 - $2.2 billion
2016 net non-cash rent adjustments (1)	$10 - $20 million	$10 - $20 million
2016 adjusted EBITDA margin	55.0% - 57.0%	55.0% - 57.0%
2016 G&A margin	7.0% - 7.5%	7.0% - 7.5%

Internal Growth
Rental rates on renewal leases
Cash basis	N/A	Flat
GAAP basis	N/A	Up high single-digits
Year-end portfolio occupancy	N/A	+/- 50 bps
"Same-capital" cash NOI growth (2)	N/A	0.0% - 3.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	N/A	$1.40 - $1.48
U.S. Dollar / Euro	N/A	$1.02 - $1.07

External Growth
Dispositions
Dollar volume	$0 - $200 million	$38 - $200 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx	$750 - $900 million	$750 - $900 million
Average stabilized yields	10.5% - 12.5%	10.5% - 12.5%
Enhancements and other non-recurring CapEx (3)	$20 - $25 million	$20 - $25 million
Recurring CapEx + capitalized leasing costs (4)	$145 - $155 million	$145 - $155 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.25 - $1.75 billion	$1.25 - $1.75 billion
Pricing	3.00% - 5.00%	3.00% - 5.00%
Timing	Mid 2016	Mid 2016

Funds From Operations / share (NAREIT-Defined)	$5.35 - $5.45	$5.35 - $5.45
Adjustments for non-core expense and revenue streams	$0.10 - $0.15	$0.10 - $0.15
Core Funds From Operations / share	$5.45 - $5.60	$5.45 - $5.60
Foreign currency translation adjustments	$0.05 - $0.10	$0.05 - $0.10
Constant-Currency Core FFO / share	$5.50 - $5.70	$5.50 - $5.70

(1)	Net non-cash rent represents the sum of straight-line rental revenue, straight-line rent expense as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes properties owned as of December 31, 2014 with less than 5% of the total rentable square feet under development. It also excludes properties that were undergoing, or where expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.

Note: In an effort to make 2016 same-capital results comparable to 2015, projected Net Operating Income (NOI) includes intercompany activity related to legacy Telx leases at properties owned as of December 31, 2014 that meet the same capital definition.  The intercompany activity will be eliminated to arrive at our consolidated financial results

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(4)
Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, "constant-currency" core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a definition of FFO, a reconciliation from FFO to core FFO, and a definition of core FFO are included as an attachment to this press release. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net-debt-to-Adjusted EBITDA, debt-plus-preferred-to-total-enterprise-value, Cash NOI, and fixed charge coverage ratio are included as an attachment to this press release.

2016 Guidance	Financial Supplement
Fourth Quarter 2015

Investor Conference Call
Prior to Digital Realty’s conference call today at 5:30 p.m. EDT / 2:30 p.m. PDT, Digital Realty will post a presentation to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's fourth quarter and full-year 2015 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 5297568 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available one hour after the call until March 25, 2016. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 10077984. The webcast replay can be accessed on Digital Realty’s website.
About Digital Realty
Digital Realty Trust, Inc. supports the data center and colocation strategies of more than 1,000 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.
Additional information about Digital Realty is included in the Company Overview, available on the Investors page of Digital Realty’s website at www.digitalrealty.com. The Company Overview is updated periodically, and may disclose material information and updates. To receive e-mail alerts when the Company Overview is updated, please visit the Investors page of Digital Realty’s website.

Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty Trust, Inc.
+1 (415) 738-6500

John J. Stewart
Senior Vice President
Investor Relations
Digital Realty Trust, Inc.
+1 (415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Fourth Quarter 2015

	Three Months Ended					Twelve Months Ended
	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	31-Dec-15	31-Dec-14
Rental revenues	$366,814	$338,330	$330,676	$319,166	$319,816	$1,354,986	$1,256,086
Tenant reimbursements - Utilities	60,800	70,148	62,305	59,764	59,830	253,017	246,675
Tenant reimbursements - Other	30,190	25,336	25,267	26,065	28,887	106,858	103,559
Interconnection & other	40,759	—	—	—	—	40,759	—
Fee income	1,880	1,595	1,549	1,614	1,871	6,638	7,268
Other	—	580	498	—	1,812	1,078	2,850
Total Operating Revenues	$500,443	$435,989	$420,295	$406,609	$412,216	$1,763,336	$1,616,438

Utilities	$70,758	$73,887	$64,669	$62,970	$62,560	$272,284	$259,466
Rental property operating	53,563	36,305	36,014	34,628	33,211	160,511	129,200
Repairs & maintenance	31,063	30,250	28,835	26,943	31,783	117,090	114,474
Property taxes	28,472	19,953	20,900	23,263	23,053	92,588	91,538
Insurance	2,360	2,140	2,154	2,155	2,180	8,809	8,643
Change in fair value of contingent consideration	—	(1,594)	352	(43,034)	(3,991)	(44,276)	(8,093)
Depreciation & amortization	172,956	136,974	131,524	129,073	133,327	570,527	538,513
General & administrative	29,862	26,431	24,312	19,798	21,480	100,403	80,498
Severance related accrual, equity acceleration, and legal expenses	6,125	(3,676)	1,301	1,396	—	5,146	12,690
Transaction expenses	3,099	11,042	3,166	93	323	17,400	1,303
Impairment of investments in real estate	—	—	—	—	113,970	—	126,470
Other expenses	60,914	51	(6)	(16)	486	60,943	3,070
Total Operating Expenses	$459,172	$331,763	$313,221	$257,269	$418,382	$1,361,425	$1,357,772

Operating Income (Loss)	$41,271	$104,226	$107,074	$149,340	($6,166)	$401,911	$258,666

Equity in earnings of unconsolidated joint ventures	$3,321	$4,169	$3,383	$4,618	$3,776	$15,491	$13,289
Gain (loss) on sale of property	322	(207)	76,669	17,820	—	94,604	15,945
Gain on contribution of properties to unconsolidated JV	—	—	—	—	—	—	95,404
Gain on sale of investment	—	—	—	—	14,551	—	14,551
Interest and other income	498	(358)	(231)	(2,290)	641	(2,381)	2,663
Interest expense	(61,717)	(48,138)	(46,114)	(45,466)	(46,396)	(201,435)	(191,085)
Tax (expense)	(268)	(1,850)	(2,636)	(1,697)	(1,201)	(6,452)	(5,238)
Loss from early extinguishment of debt	—	—	(148)	—	—	(148)	(780)
Net Income (Loss)	($16,573)	$57,842	$137,997	$122,325	($34,795)	$301,590	$203,415

Net (income) loss attributable to noncontrolling interests	590	(864)	(2,486)	(2,142)	961	(4,902)	(3,229)
Net Income (Loss) Attributable to Digital Realty Trust, Inc.	($15,983)	$56,978	$135,511	$120,183	($33,834)	$296,688	$200,186

Preferred stock dividends	(24,056)	(18,456)	(18,456)	(18,455)	(18,455)	(79,423)	(67,465)

Net Income (Loss) Available to Common Stockholders	($40,039)	$38,522	$117,055	$101,728	($52,289)	$217,265	$132,721

Weighted-average shares outstanding - basic	145,561,559	135,832,503	135,810,060	135,704,525	135,544,597	138,247,606	132,635,894
Weighted-average shares outstanding - diluted	145,561,559	138,259,936	136,499,004	136,128,800	135,544,597	138,865,421	132,852,966
Weighted-average fully diluted shares and units	149,100,083	139,192,198	139,256,470	138,831,268	138,757,650	141,726,268	138,216,486

Net income (loss) per share - basic	($0.28)	$0.28	$0.86	$0.75	($0.39)	$1.57	$1.00
Net income (loss) per share - diluted	($0.28)	$0.28	$0.86	$0.75	($0.39)	$1.56	$1.00

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2015

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Twelve Months Ended
	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	31-Dec-15	31-Dec-14

Net Income (Loss) Available to Common Stockholders	($40,039)	$38,522	$117,055	$101,728	($52,289)	$217,265	$132,721
Adjustments:
Noncontrolling interests in operating partnership	(708)	747	2,377	2,026	(1,074)	4,442	2,764
Real estate related depreciation & amortization (1)	170,095	135,613	130,198	127,823	132,100	563,729	533,823
Unconsolidated JV real estate related depreciation & amortization	2,867	2,761	3,187	2,603	2,173	11,418	7,537
(Gain) loss on sale of property	(322)	207	(76,669)	(17,820)	—	(94,604)	(15,945)
(Gain) on contribution of properties to unconsolidated JV	—	—	—	—	—	—	(95,404)
(Gain) on settlement of pre-existing relationship with Telx (2)	(14,355)	—	—	—	—	(14,355)	—
Impairment of investments in real estate	—	—	—	—	113,970	—	126,470
Funds From Operations	$117,538	$177,850	$176,148	$216,360	$194,880	$687,895	$691,966

Add: Interest and amortization of debt issuance costs on 2029 Debentures	—	—	—	—	—	—	4,725

Funds From Operations - diluted	$117,538	$177,850	$176,148	$216,360	$194,880	$687,895	$696,691

Weighted-average shares and units outstanding - basic	148,388	138,468	138,568	138,407	138,327	141,108	136,124
Weighted-average shares and units outstanding - diluted (3)	149,100	139,192	139,257	138,831	138,757	141,725	138,364

Funds From Operations per share - basic	$0.79	$1.28	$1.27	$1.56	$1.41	$4.88	$5.08

Funds From Operations per share - diluted (3)	$0.79	$1.28	$1.26	$1.56	$1.40	$4.85	$5.04

Reconciliation of FFO to Core FFO	Three Months Ended					Twelve Months Ended
	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	31-Dec-15	31-Dec-14

Funds From Operations - diluted	$117,538	$177,850	$176,148	$216,360	$194,880	$687,895	$696,691
Termination fees and other non-core revenues (4)	—	(580)	(313)	1,573	(2,584)	680	(5,668)
Gain on sale of investment	—	—	—	—	(14,551)	—	(14,551)
Transaction expenses	3,099	11,042	3,166	93	323	17,400	1,303
Loss from early extinguishment of debt	—	—	148	—	—	148	780
Change in fair value of contingent consideration (5)	—	(1,594)	352	(43,034)	(3,991)	(44,276)	(8,093)
Equity in earnings adjustment for non-core items	—	—	—	—	—	—	843
Severance related accrual, equity acceleration, and legal expenses (6)	6,125	(3,676)	1,301	1,396	—	5,146	12,690
Bridge facility fees (7)	3,903	—	—	—	—	3,903	—
Other non-core expense adjustments (8)	75,269	51	(29)	(30)	453	75,261	2,692
Core Funds From Operations - diluted	$205,934	$183,093	$180,773	$176,358	$174,530	$746,157	$686,687

Weighted-average shares and units outstanding - diluted (3)	149,100	139,192	139,257	138,831	138,757	141,725	138,364

Core Funds From Operations per share - diluted (3)	$1.38	$1.32	$1.30	$1.27	$1.26	$5.26	$4.96

(1)	Real Estate Related Depreciation & Amortization:

	Three Months Ended					Twelve Months Ended
	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	31-Dec-15	31-Dec-14

Depreciation & amortization per income statement	$172,956	$136,974	$131,524	$129,073	$133,327	$570,527	$538,513
Non-real estate depreciation	(2,861)	(1,361)	(1,326)	(1,250)	(1,227)	(6,798)	(4,690)

Real Estate Related Depreciation & Amortization	$170,095	$135,613	$130,198	$127,823	$132,100	$563,729	$533,823

(2)	Included in Other Expenses on the Income Statement, offset by the write off of straight-line rent receivables related to the Telx acquisition of $75.3 million.

(3)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G, series H and series I preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G, series H and series I preferred stock, as applicable, which we consider highly improbable. In addition, the 5.50% exchangeable senior debentures due 2029 were exchangeable for 0 and 2,618 common shares on a weighted average basis for the three and twelve months ended December 31, 2014, respectively. See above for calculations of diluted FFO available to common stockholders and unitholders and page 14 for calculations of weighted average common stock and units outstanding.

(4)	Includes lease termination fees and certain other adjustments that are not core to our business.

(5)
Relates to earn-out contingencies in connection with the Sentrum and Singapore (29A International Business Park) acquisitions. The Sentrum earn-out contingency expired in July 2015 and the Singapore earn-out contingency will expire in November 2020 and will be reassessed on a quarterly basis. During the first quarter of 2015, we reduced the fair value of the earnout related to Sentrum by approximately $44.8 million.  The adjustment was the result of an evaluation by management that no additional leases would be executed for vacant space by the contingency expiration date.

(6)	Relates to severance and other charges related to the departure of company executives. For the quarter ended December 31, 2015, includes integration related severance ($6.1 million).

(7)	Bridge facility fees included in interest expense.

(8)
For the quarter ended December 31, 2015, includes write off of straight-line rent receivables related to the Telx Acquisition ($75.3 million). Includes reversal of accruals and certain other adjustments that are not core to our business. Construction management expenses are included in Other expenses on the income statement but are not added back to core FFO.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2015

Reconciliation of Core FFO to AFFO	Three Months Ended					Twelve Months Ended
	31-Dec-15 (1)	30-Sep-15 (1)	30-Jun-15 (1)	30-Mar-15 (1)	31-Dec-14	31-Dec-15	31-Dec-14

Core FFO available to common stockholders and unitholders	$205,934	$183,093	$180,773	$176,358	$174,530	$746,157	$686,687
Adjustments:
Non-real estate depreciation	2,861	1,361	1,326	1,250	1,227	6,798	4,690
Amortization of deferred financing costs	2,121	2,076	2,069	2,216	2,207	8,481	8,969
Amortization of debt discount/premium	611	557	546	582	521	2,296	1,724
Non-cash stock-based compensation expense	604	3,831	4,518	2,795	2,530	11,748	11,918
Straight-line rent revenue	(9,530)	(13,579)	(14,499)	(13,369)	(18,609)	(50,977)	(77,483)
Straight-line rent expense	5,698	80	92	74	51	5,944	1,645
Above- and below-market rent amortization	(2,479)	(2,174)	(2,359)	(2,324)	(2,273)	(9,336)	(9,982)
Non-cash tax expense	(757)	680	1,066	557	173	1,546	837
Capitalized leasing compensation (1)	(2,563)	(2,581)	(2,044)	(3,028)	(6,594)	(10,216)	(27,020)
Recurring capital expenditures (2)	(35,386)	(14,716)	(23,708)	(18,066)	(21,040)	(91,876)	(52,562)
Capitalized internal leasing commissions	(1,460)	(907)	(888)	(826)	(5,331)	(4,081)	(18,318)

AFFO available to common stockholders and unitholders - basic (3)	$165,654	$157,721	$146,892	$146,220	$127,392	$616,484	$531,105

Weighted-average shares and units outstanding - basic	148,388	138,468	138,568	138,407	138,327	141,108	136,124
Weighted-average shares and units outstanding - diluted (4)	149,100	139,192	139,257	138,831	138,757	141,725	138,364

AFFO available to common stockholders and unitholders - basic	$165,654	$157,721	$146,892	$146,220	$127,392	$616,484	$531,105

Add: Interest and amortization of debt issuance costs on 2029 Debentures	—	—	—	—	—	—	4,725

AFFO available to common stockholders and unitholders - diluted	$165,654	$157,721	$146,892	$146,220	$127,392	$616,484	$535,830

AFFO per share - diluted (4)	$1.11	$1.13	$1.05	$1.05	$0.92	$4.35	$3.87

Dividends per share and common unit	$0.85	$0.85	$0.85	$0.85	$0.83	$3.40	$3.32

Diluted AFFO Payout Ratio	76.5%	75.0%	80.6%	80.7%	90.4%	78.2%	85.7%

	Three Months Ended					Twelve Months Ended
Share Count Detail	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	31-Dec-15	31-Dec-14

Weighted Average Common Stock and Units Outstanding	148,388	138,468	138,568	138,407	138,327	141,108	136,124
Add: Effect of dilutive securities (excludes 5.50% debentures)	712	724	689	424	430	618	282
Add: Effect of dilutive 5.50% exchangeable senior debentures	—	—	—	—	—	—	1,958

Weighted Avg. Common Stock and Units Outstanding - diluted	149,100	139,192	139,257	138,831	138,757	141,726	138,364

(1)
Beginning in the first quarter of 2015, we changed the presentation of certain capital expenditures.  Infrequent expenditures for capitalized replacements and upgrades are now categorized as Recurring capital expenditures (categorized as Enhancements and Other Non-Recurring capital expenditures in 2014).  First-generation leasing costs are now classified as Development capital expenditures (categorized as recurring capital expenditures in 2014). Capitalized leasing compensation for 2015 includes only second generation leasing costs.

(2)	For a definition of recurring capital expenditures, see page 37.

(3)	For a definition and discussion of AFFO, see page 46. For a reconciliation of net income available to common stockholders to FFO, see page 13.

(4)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G, series H and series I preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G, series H and series I preferred stock, as applicable, which we consider highly improbable. In addition, the 5.50% exchangeable senior debentures due 2029 were exchangeable for 0 and 2,618 common shares on a weighted average basis for the three and twelve months ended December 31, 2014, respectively. See page 13 for calculations of diluted FFO available to common stockholders and unitholders and above for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Fourth Quarter 2015

	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14
Assets
Investments in real estate:
Real estate	$10,066,936	$9,473,253	$9,353,820	$9,146,341	$9,027,600
Construction in progress	664,992	570,598	646,012	735,544	809,406
Land held for future development	183,445	133,343	141,294	135,606	145,607
Investments in Real Estate	$10,915,373	$10,177,194	$10,141,126	$10,017,491	$9,982,613
Accumulated depreciation & amortization	(2,251,268)	(2,137,631)	(2,033,289)	(1,962,966)	(1,874,054)
Net Investments in Properties	$8,664,105	$8,039,563	$8,107,837	$8,054,525	$8,108,559
Investment in unconsolidated joint ventures	106,107	103,703	103,410	103,475	94,729
Net Investments in Real Estate	$8,770,212	$8,143,266	$8,211,247	$8,158,000	$8,203,288

Cash and cash equivalents	$57,053	$22,998	$49,989	$30,969	$34,814
Accounts and other receivables (1)	177,398	157,994	126,734	112,995	135,931
Deferred rent	403,327	475,796	467,262	455,834	447,643
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	1,391,659	405,824	424,229	434,917	456,961
Acquired above-market leases, net	32,698	30,617	33,936	34,757	38,605
Goodwill	330,664	—	—	—	—
Deferred financing costs, net	35,204	29,173	30,203	28,243	30,821
Restricted cash	18,009	12,500	18,557	18,294	18,062
Assets associated with real estate held for sale	180,139	173,461	171,990	81,667	120,471
Other assets	54,904	49,384	51,862	52,750	40,188

Total Assets	$11,451,267	$9,501,013	$9,586,009	$9,408,426	$9,526,784

Liabilities and Equity
Global unsecured revolving credit facility	$967,884	$688,957	$777,013	$826,906	$525,951
Unsecured term loan	924,568	938,276	961,098	942,006	976,600
Unsecured senior notes, net of discount	3,738,606	2,816,359	2,856,408	2,672,472	2,791,758
Mortgage loans, net of premiums	303,183	304,987	374,307	376,527	378,818
Accounts payable and other accrued liabilities	608,343	513,555	516,232	523,948	605,923
Accrued dividends and distributions	126,925	—	—	—	115,019
Acquired below-market leases	101,114	88,632	94,312	97,234	104,235
Security deposits and prepaid rent	138,347	107,704	109,005	108,244	108,478
Liabilities associated with assets held for sale	5,795	6,892	7,441	3,228	5,764
Total Liabilities	$6,914,765	$5,465,362	$5,695,816	$5,550,565	$5,612,546

Equity
Preferred Stock: $0.01 par value per share, 70,000,000 shares authorized:
Series E Cumulative Redeemable Preferred Stock (2)	$277,172	$277,172	$277,172	$277,172	$277,172
Series F Cumulative Redeemable Preferred Stock (3)	176,191	176,191	176,191	176,191	176,191
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,290	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,014	241,683	—	—	—
Common Stock: $0.01 par value per share, 215,000,000 shares authorized (7)	1,456	1,351	1,351	1,350	1,349
Additional paid-in capital	4,655,220	3,977,945	3,974,398	3,967,846	3,970,438
Dividends in excess of earnings	(1,350,089)	(1,185,633)	(1,108,701)	(1,110,298)	(1,096,603)
Accumulated other comprehensive (loss) income, net	(96,590)	(87,988)	(67,324)	(91,562)	(45,046)
Total Stockholders' Equity	$4,500,132	$3,995,479	$3,847,845	$3,815,457	$3,878,259

Noncontrolling Interests
Noncontrolling interest in operating partnership	$29,612	$33,411	$35,577	$35,596	$29,188
Noncontrolling interest in consolidated joint ventures	6,758	6,761	6,771	6,808	6,791

Total Noncontrolling Interests	$36,370	$40,172	$42,348	$42,404	$35,979

Total Equity	$4,536,502	$4,035,651	$3,890,193	$3,857,861	$3,914,238

Total Liabilities and Equity	$11,451,267	$9,501,013	$9,586,009	$9,408,426	$9,526,784

(1)	Net of allowance for doubtful accounts of $5,844 and $6,302 as of December 31, 2015 and December 31, 2014, respectively.

(2)
Series E Cumulative Redeemable Preferred Stock, 7.000%, $287,500 and $287,500 liquidation preference, respectively ($25.00 per share), 11,500,000 and 11,500,000 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively.

(3)
Series F Cumulative Redeemable Preferred Stock, 6.625%, $182,500 and $182,500 liquidation preference, respectively ($25.00 per share), 7,300,000 and 7,300,000 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively.

(6)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $0 liquidation preference, respectively ($25.00 per share), 10,000,000 and 0 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively.

(7)	Common Stock: 146,384,247 and 135,626,255 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2015

Consolidated Properties Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$282,871
Turn-Key Flex® (4)	580,258
Powered Base Building® (4)	186,053
Colo & Non-tech (4)	81,571
Leased Internet Gateway	92,463
less: Partners' share of consolidated JVs	(520)
Dispositions & expirations	(25,000)
4Q15 carry-over & remaining FY16 backlog Cash NOI (stabilized) (5)	49,983
Total Consolidated Cash NOI, Annualized	$1,247,679

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI
Turn-Key Flex®	$22,771
Powered Base Building®	8,997
Total Unconsolidated Cash NOI, Annualized	$31,768

Other Income
Development and Management Fees (net), Annualized	$7,520

Other Assets
Pre-stabilized inventory, at cost (6)	$193,487
Land held for development	183,445
Development CIP (7)	664,992
less: Investment associated with FY16 Backlog NOI	(193,140)
Cash and cash equivalents	57,053
Restricted cash	18,009
Accounts and other receivables, net	177,398
Other assets	54,904
less: Partners' share of consolidated JV assets	(86)
Total Other Assets	$1,156,062

Liabilities
Global unsecured revolving credit facility	$967,884
Unsecured term loan	924,568
Unsecured senior notes	3,738,606
add: Unamortized discounts	17,914
Mortgage loans, excluding premiums	302,744
Accounts payable and other accrued liabilities (8)	608,343
Accrued dividends and distributions	126,925
Security deposits and prepaid rents	138,347
Liabilities associated with assets held for sale	5,795
Backlog NOI cost to complete (9)	132,846
Preferred stock, at liquidation value	1,335,000
Digital Realty's share of unconsolidated JV debt	137,319
Total Liabilities	$8,436,291

Diluted Shares and Units Outstanding	149,930

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated JV properties.

(2)	For a definition and discussion of NOI and Cash NOI and a reconciliation of operating income to NOI and Cash NOI, see pages 47.

(3)
Annualized Cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 4Q15 Cash NOI of $1,223.2 million. NOI is allocated based on management’s best estimate derived using contractual ABR and stabilized margins.

(5)	Estimated Cash NOI related to signed leasing expected to commence through FY16. Includes Digital Realty's share of signed leasing at unconsolidated JV properties.

(6)	Includes Digital Realty's share of cost at unconsolidated JV properties.

(7)	See page 36 for further details on the breakdown of the CIP balance.

(8)	Includes net deferred tax liability of approximately $131.2 million.

(9)	Includes Digital Realty's share of cost to complete at unconsolidated joint venture properties.

Consolidated Debt Analysis	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2015

	As of December 31, 2015
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facility
Global unsecured revolving credit facility	November 3, 2018 (1)	$967,884
Total Global Unsecured Revolving Credit Facility		$967,884	16%	1.526%

Unsecured Term Loan
Unhedged variable rate portion of term loan	April 16, 2018 (1)	$455,084
Hedged variable rate portion of term loan	April 16, 2018 (1)	469,484
Total Unsecured Term Loan		$924,568	16%	1.761%	1.941%

Prudential Unsecured Senior Notes
Series C (2)	January 6, 2016	$25,000		9.680%
Series E	January 20, 2017	50,000		5.730%
Total Prudential Unsecured Senior Notes		$75,000	1%

Senior Notes
5.875% notes due 2020	February 1, 2020	$500,000		5.875%
3.400% notes due 2020	October 1, 2020	500,000		3.400%
5.250% notes due 2021	March 15, 2021	400,000		5.250%
3.950% notes due 2022	July 1, 2022	500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
4.750% notes due 2023	October 13, 2023	442,080		4.750%
4.250% notes due 2025	January 17, 2025	589,440		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
Unamortized discounts		(17,914)
Total Senior Notes		$3,663,606	62%

Total Unsecured Senior Notes		$3,738,606	63%

Mortgage Loans
8025 North Interstate 35 (3)	March 6, 2016	$5,789		4.090%
600 West Seventh Street (4)	March 15, 2016	46,000		5.800%
34551 Ardenwood Boulevard	November 11, 2016	50,477		5.950%
2334 Lundy Place	November 11, 2016	36,714		5.955%
1100 Space Park Drive	December 11, 2016	50,423		5.886%
2045 & 2055 Lafayette Street	February 6, 2017	61,437		5.927%
150 South First Street	February 6, 2017	48,484		6.300%
731 East Trade Street	July 1, 2020	3,420		8.220%
Unamortized net premiums		439
Total Mortgage Loans		$303,183	5%

Total Indebtedness		$5,934,241	100%

Debt Summary
Total unhedged variable rate debt		$1,423,310	24%
Total fixed rate / hedged variable rate debt		4,510,931	76%
Total Consolidated Debt		$5,934,241	100%		3.45% (5)

Global Unsecured Revolving Credit Facility Detail as of December 31, 2015
	Maximum Available	Existing Capacity (6)	Currently Drawn

Global Unsecured Revolving Credit Facility	$1,883,873	$907,579	$967,884

(1)
Maturity dates assume that all extensions will be exercised. Subsequent to year-end, we completed the refinancing of our global revolving credit facility and term loan. The combined facilities total $3.55 billion, consisting of a $2.0 billion line of credit and a $1.55 billion term loan.

(2)	This note was paid in full at maturity in January 2016.

(3)	This mortgage loan was paid in full in January 2016.

(4)	This mortgage loan was paid in full in February 2016.

(5)	Debt instruments shown at coupon rates.

(6)	Net of letters of credit issued of $8.7 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2015

	As of December 31, 2015
	Interest Rate	2016	2017	2018	2019	2020	Thereafter	Total
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility		—	—	$967,884		—	—	$967,884
Total Global Unsecured Revolving Credit Facility	1.526%	—	—	$967,884	—	—	—	$967,884

Unsecured Term Loan (1)
Unhedged variable rate portion of term loan		—	—	$455,084		—	—	$455,084
Hedged variable rate portion of term loan		—	—	469,484		—	—	469,484
Total Unsecured Term Loan	1.941% (2)	—	—	$924,568	—	—	—	$924,568

Prudential Unsecured Senior Notes
Series C (3)	9.680%	$25,000	—	—	—	—	—	$25,000
Series E	5.730%	—	50,000		—	—	—	50,000
Total Prudential Unsecured Senior Notes	7.047%	$25,000	$50,000	—	—	—	—	$75,000

Senior Notes
5.875% notes due 2020	5.875%	—	—	—	—	$500,000		$500,000
3.400% notes due 2020	3.400%	—	—	—	—	500,000	—	500,000
5.250% notes due 2021	5.250%	—	—	—	—	—	$400,000	400,000
3.950% notes due 2022	3.950%	—	—	—	—	—	500,000	500,000
3.625% notes due 2022	3.625%	—	—	—	—	—	300,000	300,000
4.750% notes due 2023	4.750%	—	—	—	—	—	442,080	442,080
4.250% notes due 2025	4.750%	—	—	—	—	—	589,440	589,440
4.750% notes due 2025	4.250%	—	—	—	—	—	450,000	450,000
Total Senior Notes	4.512%	—	—	—	—	$1,000,000	$2,681,520	$3,681,520

Mortgage Loans
8025 North Interstate 35 (4)	4.090%	$5,789	—	—	—	—	—	$5,789
600 West Seventh Street (5)	5.800%	46,000	—	—	—	—	—	46,000
34551 Ardenwood Boulevard	5.950%	50,477	—	—	—	—	—	50,477
2334 Lundy Place	5.955%	36,714	—	—	—	—	—	36,714
1100 Space Park Drive	5.886%	50,423	—	—	—	—	—	50,423
2045 & 2055 Lafayette Street	5.927%	1,195	60,243	—	—	—	—	61,437
150 South First Street	6.300%	878	47,606	—	—	—	—	48,484
731 East Trade Street	8.220%	503	546	593	644	1,133	—	3,420
Total Mortgage Loans	5.958%	$191,979	$108,395	$593	$644	$1,133	—	$302,744

Total unhedged variable rate debt		—	—	$1,422,968	—	—	—	$1,422,968
Total fixed rate / hedged variable rate debt		216,979	158,395	470,077	644	1,001,133	2,681,520	4,528,748

Total Debt	3.447%	$216,979	$158,395	$1,893,045	$644	$1,001,133	$2,681,520	$5,951,716

Weighted Average Interest Rate		6.29%	5.98%	1.73%	—%	2.96%	4.47%	3.45%

Summary

Weighted Average Term to Initial Maturity								4.7 Years

Weighted Average Maturity (assuming exercise of extension options)								5.1 Years

(1)
Assumes all extensions will be exercised. Subsequent to year-end, we completed the refinancing of our global revolving credit facility and term loan. The combined facilities total $3.55 billion, consisting of a $2.0 billion line of credit and a $1.55 billion term loan.

(2)	Interest rate including swaps.

(3)	This note was paid in full at maturity in January 2016.

(4)	This mortgage loan was paid in full in January 2016.

(5)	This mortgage loan was paid in full in February 2016.
Note: Total excludes ($17,475), net premiums/(discounts) which consists of $439 of loan premiums and ($1,064), ($4,110), ($526), ($2,821), ($3,572), ($2,277) and ($3,544) of debt discount on 3.40% unsecured senior notes due 2020, 5.875% unsecured senior notes due 2020, 5.25% unsecured senior notes due 2021, 3.625% unsecured senior notes due 2022, 3.95% unsecured senior notes due 2022, 4.75% unsecured senior notes due 2023, and 4.25% unsecured senior notes due 2025, respectively.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Fourth Quarter 2015

	As of December 31, 2015
	5.875% Notes due 2020 5.250% Notes due 2021		3.400% Notes due 2020 3.950% Notes due 2022 3.625% Notes due 2022 4.750% Notes due 2023 4.250% Notes due 2025 4.750% Notes due 2025	Global Unsecured Revolving Credit Facility (7)
	Required	Actual	Actual	Required	Actual
Debt Covenant Ratios (1)

Total outstanding debt / total assets (2)	Less than 60%	45%	42%	Less than 60% (3)	35%
Secured debt / total assets (4)	Less than 40%	2%	2%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	220%	238%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.1x	4.1x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	3.2x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	37%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.9x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to: the Indenture dated January 28, 2010, which governs the 5.875% Notes due 2020; the Indenture and Supplemental Indenture No. 1 dated March 8, 2011, which governs the 5.250% Notes due 2021; the Indenture and Supplemental Indenture No. 1 dated June 23, 2015, which governs the 3.950% Notes due 2022; the Indenture and Supplemental Indenture No. 1 dated September 24, 2012, which governs the 3.625% Notes due 2022; the Indenture dated April 1, 2014, which governs the 4.750% Notes due 2023; the Indenture dated January 18, 2013, which governs the 4.250% Notes due 2025; the Indenture dated October 1, 2015 which governs the 3.400% Notes due 2020 and 4.750% Notes due 2025; and the Global Senior Credit Agreement dated as of January 15, 2016, which are filed or will be filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. Under the 5.875% Notes due 2020 and 5.25% Notes due 2021, Total Assets is calculated using Consolidated EBITDA capped at 9.0%. Under the 3.400% Notes due 2020, 3.950% Notes due 2022, 3.625% Notes due 2022, 4.750% Notes due 2023, 4.250% Notes due 2025, and 4.750% Notes due 2025, Total Assets is calculated using Consolidated EBITDA capped at 8.250%. Under the Global Unsecured Revolving Credit Facility, Total Asset Value is calculated using Adjusted Net Operating Income capped at 7.75% for Technology Assets other than Leased Assets and 10.00% for Leased Assets.

(3)
The Company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the Facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized Consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

(7)
Subsequent to the year-end, we completed the refinancing of our global revolving credit facility and term loan. The combined facilities total $3.55 billion, consisting of a $2.0 billion line of credit and a $1.55 billion term loan.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2015

Stabilized ("Same-Capital") portfolio (1)

Note: In an effort to make 2015 and 2014 Same-Capital results comparable, Net Operating Income (NOI) results for the three and 12 months ended December 31, 2015 are shown prior to Telx related eliminations that were completed in arriving at our consolidated financial results.  In addition, because Telx was not owned in 2014 or for the first nine months of 2015, Telx's contribution to DLR’s consolidated NOI for the three months ended December 31, 2015 is excluded from the analysis.

	Three Months Ended					Twelve Months Ended
	31-Dec-15	31-Dec-14	% Change	30-Sep-15	% Change	31-Dec-15	31-Dec-14	% Change
Rental revenues	$198,704	$197,950	0.4%	$195,624	1.6%	$784,946	$790,245	(0.7%)
Tenant reimbursements - Utilities	34,293	36,242	(5.4%)	39,604	(13.4%)	145,998	151,437	(3.6%)
Tenant reimbursements - Other	20,989	19,080	10.0%	16,806	24.9%	71,486	70,368	1.6%
Total Revenue	$253,986	$253,272	0.3%	$252,034	0.8%	$1,002,430	$1,012,050	(1.0%)

Utilities	$35,572	$37,735	(5.7%)	$41,622	(14.5%)	$151,383	$157,804	(4.1%)
Rental property operating	20,892	20,103	3.9%	21,949	(4.8%)	84,699	78,533	7.9%
Repairs & maintenance	15,463	17,016	(9.1%)	15,632	(1.1%)	59,670	62,862	(5.1%)
Property taxes	16,159	13,537	19.4%	10,712	50.8%	53,947	56,897	(5.2%)
Insurance	1,437	1,466	(2.0%)	1,434	0.2%	5,765	5,831	(1.1%)
Total Expenses	$89,523	$89,857	(0.4%)	$91,349	(2.0%)	$355,464	$361,927	(1.8%)

Net Operating Income (2)	$164,463	$163,415	0.6%	$160,685	2.4%	$646,966	$650,123	(0.5%)

Less:
Stabilized straight-line rent	$2,414	$6,344	(61.9%)	$1,317	83.3%	$10,611	$26,682	(60.2%)
Above and below market rent	3,050	3,326	(8.3%)	3,182	(4.1%)	12,910	14,023	(7.9%)
Cash Net Operating Income (3)	$158,999	$153,745	3.4%	$156,186	1.8%	$623,445	$609,418	2.3%

Stabilized Portfolio occupancy at period end (4)	93.3%	95.1%	(1.8%)	93.9%	(0.6%)	93.3%	95.1%	(1.8%)

(1)
Represents properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see pages 47.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to Cash NOI, see pages 47.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Note: Unconsolidated joint ventures, assets held for sale, and properties sold are excluded from stabilized portfolio in all periods.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended December 31, 2015	Fourth Quarter 2015

	Turn-Key Flex®		Powered Base Building® (8)		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - New (1) (2)	4Q15	LTM	4Q15	LTM	4Q15	LTM	4Q15	LTM	4Q15	LTM	4Q15	LTM

Number of leases (3)	40	164	1	3	153	167	—	—	11	29	205	363
Rentable Square Feet Leased (4)	168,935	720,797	—	—	24,304	28,129	—	—	16,699	35,708	209,938	784,634
Initial stabilized cash rent per square foot	$152	$152	—	—	$285	$299	—	—	$17	$23	$162	$153
GAAP base rent per square foot (5)	$166	$162	—	—	$285	$299	—	—	$18	$24	$172	$162
Leasing cost per square foot	$31	$39	—	—	$52	$53	—	—	$8	$8	$32	$38
Weighted Average Lease Term (years)	8.9	6.4	2.2	5.5	3.1	3.0	—	—	6.2	6.0	8.0	6.3

Net Effective Leasing Economics (6)
Base Rent	$168	$164	—	—	$275	$291	—	—	$18	$25	$173	$164
Rental Concessions	$3	$2	—	—	$3	$4	—	—	—	—	$3	$2
Estimated Opex	$26	$28	—	—	$83	$79	—	—	$6	$11	$31	$29
Net Rent	$140	$134	—	—	$189	$209	—	—	$12	$14	$140	$133

Tenant Improvements	$1	$2	—	—	$2	$2	—	—	1	—	$1	$2
Leasing Commissions	$4	$4	—	—	$28	$28	—	—	—	$2	$6	$5
Net Effective Rent	$135	$128	—	—	$158	$179	—	—	$11	$12	$132	$126

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - Renewals (1)	4Q15	LTM	4Q15	LTM	4Q15	LTM	4Q15	LTM	4Q15	LTM	4Q15	LTM
Number of leases (3)	10	47	3	15	206	238	N/A	N/A	6	33	225	333
Rentable Square Feet Renewed (4)	12,004	263,246	313,467	769,232	37,190	66,775	N/A	N/A	53,875	330,784	416,536	1,430,037
Expiring cash rent per square foot	$233	$143	$26	$23	$384	$313	N/A	N/A	$20	$19	$63	$58
Renewed cash rent per square foot	$229	$140	$31	$26	$396	$328	N/A	N/A	$22	$19	$68	$59
Cash Rental Rate Change	(1.8%)	(2.2%)	20.4%	13.8%	3.2%	4.9%	N/A	N/A	11.7%	(0.5)%	8.3%	3.2%

Expiring GAAP base rent per square foot (5)	$201	$136	$22	$21	$383	$310	N/A	N/A	$18	$18	$59	$55
Renewed GAAP base rent per square foot (5)	$248	$143	$33	$28	$397	$330	N/A	N/A	$23	$19	$70	$61
GAAP Base Rental Rate Change	23.4%	4.8%	46.1%	33.7%	3.4%	6.6%	N/A	N/A	28.8%	9.4%	18.5%	11.5%

Leasing cost per square foot	$9	$5	$1	$2	—	$2	N/A	N/A	$5	$7	$2	$4
Weighted Average Lease Term (years)	3.7	3.3	5.1	5.3	1.4	1.6	N/A	N/A	5.6	9.0	4.8	5.6

Retention Ratio (7)	26.8%	65.0%	83.2%	74.2%	70.8%	73.4%	N/A	N/A	99.3%	68.3%	78.8%	70.9%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Based on square feet.

(8)	Current quarter PBB is reservation rent on future commencement and LTM PBB includes reservation rent, support space rent and generator space rent.
Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended December 31, 2015	Fourth Quarter 2015

	Turn-Key Flex®		Powered Base Building® (7)		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - New (1) (2)	4Q15	LTM	4Q15	LTM	4Q15	LTM	4Q15	LTM	4Q15	LTM	4Q15	LTM

Number of leases (3)	34	175	1	5	204	220	—	12	10	34	249	446
Rentable Square Feet Leased (4)	139,247	758,718	—	45,122	8,283	12,165	—	197,518	13,162	257,902	160,692	1,271,425
Initial stabilized cash rent per square foot	$144	$143	—	$73	$493	$460	—	$144	$30	$16	$159	$118
GAAP base rent per square foot (5)	$150	$151	—	$75	$493	$460	—	$147	$32	$18	$164	$124
Leasing cost per square foot	$40	$41	—	$1	$82	$75	—	$27	$8	$27	$40	$35
Weighted Average Lease Term (years)	6.4	6.4	2.2	3.3	1.7	0.2	—	11.2	5.8	9.6	6.1	7.7

Net Effective Leasing Economics (6)
Base Rent	$155	$154	—	$75	$480	$454	—	$158	$32	$19	$168	$127
Rental Concessions	$5	$3	—	—	$4	$6	—	$10	—	$1	$5	$3
Estimated Opex	$27	$30	—	—	$62	$58	—	$17	$18	$3	$28	$22
Net Rent	$123	$121	—	$75	$414	$389	—	$130	$14	$15	$136	$102

Tenant Improvements	—	$1	—	—	$—	$—	—	—	—	$1	—	$1
Leasing Commissions	$7	$6	—	$1	$106	$81	—	$5	$2	$2	$12	$5
Net Effective Rent	$116	$114	—	$75	$308	$309	—	$125	$13	$12	$124	$96

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - Renewals (1)	4Q15	LTM	4Q15	LTM	4Q15	LTM	4Q15	LTM	4Q15	LTM	4Q15	LTM
Number of leases (3)	11	50	4	16	199	228	N/A	N/A	5	35	219	329
Rentable Square Feet Renewed (4)	21,568	267,051	416,402	824,817	35,670	55,152	N/A	N/A	53,732	331,959	527,372	1,478,979
Expiring cash rent per square foot	$183	$144	$24	$23	$388	$328	N/A	N/A	$20	$19	$55	$55
Renewed cash rent per square foot	$183	$140	$28	$26	$400	$343	N/A	N/A	$22	$19	$59	$57
Cash Rental Rate Change	0.3%	(2.3%)	16.5%	13.0%	3.0%	4.6%	N/A	N/A	11.7%	(0.5%)	7.7%	2.9%

Expiring GAAP base rent per square foot (5)	$160	$136	$21	$21	$388	$326	N/A	N/A	$18	$18	$51	$52
Renewed GAAP base rent per square foot (5)	$194	$143	$31	$28	$400	$344	N/A	N/A	$23	$19	$62	$59
GAAP Base Rental Rate Change	21.2%	4.9%	43.7%	34.4%	3.2%	5.8%	N/A	N/A	29.0%	9.4%	19.6%	12.0%

Leasing cost per square feet	$6	$5	$1	$2	—	$2	N/A	N/A	$5	$7	$2	$4
Weighted Average Lease Term (years)	2.5	3.3	6.4	6.0	1.3	1.5	N/A	N/A	5.6	8.9	5.8	6.0

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Current quarter PBB is reservation rent on future commencement and LTM PBB includes reservation rent, support space rent and generator space rent.
Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2015

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	1,944,397	9.1%	—	—	—	—	—
Month to Month (3)	340,103	1.6%	$39,633	2.7%	$117	$121	$41,026
2016	1,231,767	5.8%	173,532	11.9%	141	141	173,715
2017	1,605,318	7.5%	128,727	8.8%	80	82	131,634
2018	1,641,071	7.7%	151,678	10.4%	92	97	159,213
2019	2,517,634	11.8%	210,554	14.5%	84	92	230,375
2020	2,279,392	10.7%	188,640	13.0%	83	92	209,066
2021	1,778,358	8.3%	104,669	7.2%	59	67	118,554
2022	1,546,277	7.2%	84,722	5.8%	55	64	98,903
2023	922,858	4.3%	65,725	4.5%	71	85	78,413
2024	1,175,603	5.5%	88,121	6.1%	75	92	108,292
2025	1,341,932	6.3%	72,167	5.0%	54	69	92,005
Thereafter	3,020,144	14.2%	148,422	10.2%	49	66	199,971

Total / Wtd. Avg.	21,344,852	100.0%	$1,456,589	100.0%	$75	$85	$1,641,168

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	1,944,397	9.1%	—	—
2,500 or less	1,219,534	5.7%	$211,513	14.5%
2,501 - 10,000	2,378,655	11.1%	260,011	17.9%
10,001 - 20,000	3,885,052	18.2%	430,191	29.5%
20,001 - 40,000	3,134,669	14.7%	247,760	17.0%
40,001 - 100,000	4,307,426	20.2%	185,831	12.8%
Greater than 100,000	4,475,119	21.0%	121,283	8.3%

Total / Wtd. Avg.	21,344,852	100.0%	$1,456,589	100.0%

(1)
For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2015 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2015

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	467,298	—	—	—	—	—
Month to Month (3)	96,225	$14,701	1.0%	$153	$153	$14,701
2016	317,927	48,464	3.3%	152	153	48,629
2017	521,118	82,287	5.6%	158	163	84,936
2018	724,099	106,257	7.3%	147	155	112,311
2019	906,970	150,645	10.3%	166	183	166,085
2020	1,033,137	143,821	9.9%	139	155	160,026
2021	480,321	75,690	5.2%	158	180	86,520
2022	379,079	52,973	3.6%	140	164	62,002
2023	396,216	54,131	3.7%	137	166	65,891
2024	380,690	55,757	3.8%	146	183	69,502
2025	399,046	42,416	2.9%	106	139	55,514
Thereafter	605,598	67,765	4.5%	112	151	91,567
Total / Wtd. Avg.	6,707,724	$894,907	61.1%	$143	$163	$1,017,684

Powered Base Building®
Available	413,301	—	—	—	—	—
Month to Month (3)	86,834	$4,840	0.3%	$56	$72	$6,228
2016	450,885	12,771	0.9%	28	28	12,777
2017	516,890	5,615	0.4%	11	11	5,705
2018	723,196	25,517	1.8%	35	37	26,592
2019	1,256,956	47,654	3.3%	38	41	50,994
2020	825,192	28,215	1.9%	34	38	31,478
2021	804,373	18,833	1.3%	23	26	20,975
2022	918,329	27,354	1.9%	30	35	31,856
2023	420,923	9,247	0.6%	22	25	10,521
2024	513,390	21,475	1.5%	42	53	27,104
2025	598,131	23,210	1.6%	39	47	28,350
Thereafter	1,701,512	70,793	4.9%	42	57	96,898
Total / Wtd. Avg.	9,229,912	$295,524	20.4%	$34	$40	$349,478

Colocation
Available	426,771	—	—	—	—	—
Month to Month (3)	69,243	$17,688	1.2%	$255	$255	$17,688
2016	393,264	110,106	7.6%	280	280	110,116
2017	102,343	29,351	2.0%	287	288	29,432
2018	71,731	15,658	1.1%	218	221	15,835
2019	33,594	7,086	0.5%	211	230	7,717
2020	80,280	8,127	0.6%	101	102	8,157
2021	18,850	3,264	0.2%	173	173	3,264
2022	34	54	—	1,569	1,569	54
2023	275	56	—	203	203	56
2024	53,741	6,479	0.4%	121	127	6,836
2025	341	81	—	238	238	81
Thereafter	54,727	2,904	0.2%	53	53	2,903
Total / Wtd. Avg.	1,305,194	$200,854	13.8%	$229	$230	$202,139

Non-Technical
Available	637,027	—	—	—	—	—
Month to Month (3)	87,801	$2,403	0.2%	$27	$27	$2,408
2016	69,691	2,192	0.2%	31	31	2,194
2017	464,967	11,473	0.8%	25	25	11,560
2018	122,045	4,245	0.3%	35	37	4,475
2019	320,114	5,169	0.4%	16	17	5,578
2020	340,782	8,477	0.6%	25	28	9,406
2021	474,814	6,882	0.5%	14	16	7,795
2022	248,835	4,341	0.3%	17	20	4,992
2023	105,443	2,292	0.2%	22	18	1,944
2024	227,782	4,409	0.3%	19	21	4,850
2025	344,414	6,460	0.4%	19	23	8,060
Thereafter	658,307	6,961	0.5%	11	13	8,605
Total / Wtd. Avg.	4,102,023	$65,304	4.7%	$19	$21	$71,867

(1)
For some properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2015 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Tenants by Annualized Rent	Financial Supplement
Dollars in Thousands	Fourth Quarter 2015

Tenant		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Months
1	IBM (3)	23	873,904	4.1%	$109,172	7.5%	72
2	CenturyLink, Inc. (4)	51	2,317,626	10.9%	88,834	6.1%	69
3	Equinix Operating Company, Inc.	13	1,111,561	5.2%	58,944	4.0%	136
4	Facebook, Inc.	9	191,872	0.9%	33,336	2.3%	35
5	AT&T	36	632,708	3.0%	31,166	2.1%	68
6	LinkedIn Corporation	4	277,250	1.3%	29,152	2.0%	107
7	Oracle America, Inc.	8	232,671	1.1%	28,476	2.0%	46
8	JPMorgan Chase & Co.	14	252,279	1.2%	27,967	1.9%	57
9	SunGard Availability Services LP	10	260,579	1.2%	22,853	1.6%	110
10	TATA Communications (UK)	15	193,884	0.9%	22,707	1.6%	75
11	Deutsche Bank AG	3	113,461	0.5%	21,496	1.5%	31
12	Morgan Stanley Services Group Inc.	8	158,009	0.7%	21,418	1.5%	81
13	Rackspace US, Inc.	4	172,723	0.8%	21,176	1.5%	153
14	NTT Communications Company	12	226,942	1.1%	20,498	1.4%	70
15	Verizon Communications, Inc.	47	261,865	1.2%	19,905	1.4%	82
16	Navisite Europe Limited	4	119,995	0.6%	17,266	1.2%	100
17	eBay Inc	2	102,418	0.5%	15,987	1.1%	32
18	Level 3 Communications, LLC	57	325,943	1.5%	15,274	1.0%	69
19	Amazon	12	295,358	1.4%	14,084	1.0%	54
20	Expedia	1	80,182	0.4%	12,966	0.9%	45

	Total / Weighted Average		8,201,230	38.5%	$632,678	43.6%	80

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage.

(1)
Occupied square footage is calculated based on leases that commenced on or before December 31, 2015. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2015 multiplied by 12.

(3)	Represents leases with IBM and leases with SoftLayer. IBM acquired SoftLayer in July 2013.

(4)
Represents leases with Savvis Communications Corporation and Qwest Communications International, Inc. (or affiliates thereof), which are our direct tenants. CenturyLink, Inc. acquired Qwest in Q2 2011 and Savvis in Q3 2011, and Qwest and Savvis are now wholly-owned subsidiaries of CenturyLink.

Portfolio Summary	Financial Supplement
As of December 31, 2015	Fourth Quarter 2015

	As of
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Number of Properties (1)
Domestic (2)	95	88	88	89	90
International	30	30	30	27	27
Unconsolidated joint ventures (1)	14	14	14	14	14
Total	139	132	132	130	131

Number of Buildings
Domestic	147	140	139	140	141
International	35	35	35	31	31
Unconsolidated joint ventures	16	16	16	16	16
Total	198	191	190	187	188

Number of Metropolitan Areas
Domestic	19	19	19	20	20
International	12	11	11	11	11
Unconsolidated joint ventures	2	2	2	2	2
Total	33	32	32	33	33

Net Rentable Square Feet (3)
Domestic	17,915,786	16,945,581	16,823,303	17,221,342	17,384,109
International	3,111,685	3,095,548	3,063,244	3,005,619	2,902,497
Unconsolidated joint ventures	1,866,784	1,866,784	1,866,784	1,888,668	1,859,779
Total	22,894,255	21,907,913	21,753,331	22,115,629	22,146,385

Active Development Square Feet (4)
Domestic	974,783	1,047,416	828,884	1,066,850	1,073,404
International	367,877	337,899	322,415	156,388	231,449
Total	1,342,660	1,385,315	1,151,299	1,223,238	1,304,853

Space Held for Development (5)
Domestic	1,164,138	1,095,565	994,059	1,063,115	920,462
International	111,629	157,743	205,532	252,184	254,495
Unconsolidated joint ventures	71,974	71,974	71,974	—	—
Total	1,347,741	1,325,282	1,271,565	1,315,299	1,174,957

Portfolio occupancy (6)	91.4%	93.0%	93.5%	92.1%	93.2%
Digital Realty's share occupancy (7)	90.9%	92.6%	93.2%	91.7%	92.8%
Stabilized "same-capital" pool occupancy (8)	93.3%	93.9%	94.8%	94.7%	95.1%

(1)
Includes 12 properties held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA, 2950 Zanker Road, San Jose, CA, 4700 Old Ironsides Drive, Santa Clara, CA, 444 Toyama Drive, Sunnyvale, CA, 43915 Devin Shafron Drive (Bldg A), Ashburn, VA, 43790 Devin Shafron Drive (Bldg E), Ashburn, VA, 21551 Beaumeade Circle, Ashburn, VA, 7505 Mason King Court, Manassas, VA, 14901 FAA Boulevard, Fort Worth, TX, 900 Dorothy Drive, Richardson, TX, 33 Chun Choi Street, Hong Kong and 636 Pierce Street, Somerset, NJ; and two properties held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA and 2020 Fifth Avenue, Seattle, WA.

(2)
43915 Devin Shafron Drive (Bldg A) is included in the property count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our property count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress. See page 34.

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015, properties classified as held for sale, and properties sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	Fourth Quarter 2015

Property	Annualized Rent (1)	Inter-Connection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$789,127	$2,215	$791,342	48.2%
Powered Base Building®	202,917	14	202,931	12.4%
Colocation	25,559	9,847	35,406	2.2%
Non-technical	40,757	—	40,755	2.5%
Corporate Data Center Total	$1,058,360	$12,077	$1,070,435	65.3%

Internet Gateway Data Center
Turn-Key Flex®	$105,778	$559	$106,337	6.5%
Powered Base Building®	92,606	19	92,625	5.6%
Colocation	175,297	171,147	346,444	21.1%
Non-technical	11,528	4	11,532	0.7%
Internet Gateway Data Center Total	$385,209	$171,729	$556,938	33.9%

Non-Data Center
Non-technical	$13,020	—	$13,020	0.8%
Non-Data Center Total	$13,020	—	$13,020	0.8%

Total	$1,456,589	$183,806	$1,640,393	100.0%

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2015, multiplied by 12.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Metropolitan Area (1)	Fourth Quarter 2015

Metropolitan Area	IT Load MW Capacity (2)	Net Rentable Square Feet (3)	Occupancy % (4)	Leased Square Feet

Northern Virginia	74.6	1,044,037	98.8%	1,031,878
Dallas	53.8	853,380	94.0%	801,883
Silicon Valley	46.9	516,372	94.1%	485,835
Phoenix	45.6	685,280	87.0%	596,374
New York	43.8	1,083,187	76.4%	827,147
Chicago	33.8	527,229	91.0%	479,830
San Francisco	24.3	443,723	76.0%	337,355
Boston	21.1	395,450	93.6%	370,102
Los Angeles	13.2	247,447	88.0%	217,653
Houston	12.6	155,060	86.0%	133,404
Other Metropolitan Areas	28.2	495,661	74.4%	368,594
Total North America	397.9	6,446,826	87.6%	5,650,054

London, United Kingdom	70.2	869,164	98.2%	853,907
Other Metropolitan Areas	12.2	203,034	88.0%	178,633
Total Europe	82.5	1,072,198	96.3%	1,032,540

Singapore	21.1	255,502	95.3%	243,587
Other Metropolitan Areas	16.6	238,392	80.8%	192,668
Total Asia / Pacific	37.6	493,894	88.3%	436,255

Total	518.0	8,012,917	88.8%	7,118,848

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-15	30-Sep-15	TKF & Colo IT Load (6)

North America

New York
111 8th Avenue (7)	Internet Gateway	179,462	—	—	$51,116	91.3%	99.0%	6.4
365 S Randolphville Road	Data Center	291,894	—	59,554	30,987	99.3%	99.3%	10.8
60 Hudson Street (8)	Internet Gateway	158,585	—	—	23,162	52.3%	N/A	1.8
3 Corporate Place	Data Center	276,931	—	—	20,061	100.0%	100.0%	3.3
60 & 80 Merritt Boulevard	Data Center	210,168	—	17,598	17,203	90.9%	95.9%	6.0
300 Boulevard East	Data Center	346,819	—	22,962	16,471	91.5%	90.9%	2.9
100 Delawanna Avenue	Data Center	184,116	—	—	9,930	74.2%	N/A	4.0
32 Avenue of Americas (8)	Internet Gateway	108,108	—	24,394	8,434	62.3%	N/A	2.1
2 Peekay Drive (8)	Data Center	113,800	—	101,100	7,017	50.5%	N/A	3.8
410 Commerce Boulevard (9)	Data Center	27,943	—	—	5,366	100.0%	100.0%	2.3
701 Union Boulevard	Data Center	—	—	—	30	—	—	—
3 Corporate Place Annex	Data Center	—	—	100,515	—	—	—	—
Total		1,897,826	—	326,123	$189,777	84.9%	96.6%	43.1

Northern Virginia
43940 Digital Loudoun Plaza (Bldg G)	Data Center	337,009	—	55,702	$34,996	100.0%	100.0%	22.1
44060 Digital Loudoun Plaza (Bldg K)	Data Center	252,606	31,857	—	30,893	99.5%	94.7%	18.6
43881 Devin Shafron Drive (Bldg B)	Data Center	180,000	—	—	18,496	100.0%	100.0%	9.0
43830 Devin Shafron Drive (Bldg F)	Data Center	101,300	—	11,950	12,773	100.0%	100.0%	6.8
43791 Devin Shafron Drive (Bldg D)	Data Center	135,000	—	—	11,583	94.7%	94.7%	6.9
4050 Lafayette Center Drive	Data Center	42,374	—	—	7,272	99.0%	99.0%	3.4
4030 Lafayette Center Drive	Data Center	72,696	—	—	5,568	100.0%	100.0%	2.4
45901 & 45845 Nokes Boulevard	Data Center	167,160	—	—	5,040	100.0%	100.0%	—
44470 Chilum Place	Data Center	95,440	—	—	4,759	100.0%	100.0%	—
4040 Lafayette Center Drive	Data Center	30,339	—	—	3,924	100.0%	100.0%	2.4
21110 Ridgetop Circle	Data Center	135,513	—	—	3,176	100.0%	100.0%	—
21561 & 21571 Beaumeade Circle	Data Center	164,453	—	—	3,109	100.0%	100.0%	—
1506 & 44874 Moran Rd	Data Center	78,295	—	—	2,441	100.0%	100.0%	—
1807 Michael Faraday Court	Data Center	19,237	—	—	1,915	100.0%	100.0%	0.9
43831 Devin Shafron Drive (Bldg C)	Data Center	117,071	—	—	1,645	100.0%	100.0%	—
8100 Boone Boulevard (10)	Data Center	17,015	—	—	727	34.1%	34.1%	0.4
44100 Digital Loudoun Plaza (Bldg J)	Data Center	—	216,000	—	—	—	—	—
Total		2,016,490	247,857	67,652	$150,163	99.0%	98.5%	72.8

Dallas
2323 Bryan Street	Internet Gateway	453,656	—	23,568	$19,799	74.7%	76.7%	3.3
1232 Alma Road	Data Center	105,726	—	—	14,470	100.0%	100.0%	6.8
2501 S. State Hwy. 121	Data Center	831,372	—	—	13,198	96.5%	96.5%	—
2440 Marsh Lane	Data Center	135,250	—	—	13,135	83.7%	80.6%	6.8
900 Quality Way	Data Center	113,298	—	1,624	12,906	100.0%	100.0%	7.0
4849 Alpha Road	Data Center	125,538	—	—	12,114	100.0%	100.0%	4.5
850 East Collins	Data Center	121,366	—	—	11,527	87.3%	87.3%	6.9
4025 Midway Road	Data Center	93,386	—	7,204	10,709	98.3%	98.3%	4.4
950 East Collins	Data Center	121,286	—	—	9,430	100.0%	100.0%	7.2
400 S. Akard	Internet Gateway	269,563	—	—	8,673	94.9%	94.9%	—
11830 Webb Chapel Road	Data Center	365,647	—	—	8,583	98.0%	98.0%	—
1215 Integrity Drive (11)	Data Center	61,750	56,126	—	5,210	96.8%	96.8%	3.4
907 Security Row (12)	Data Center	36,758	78,887	22,805	3,866	100.0%	100.0%	2.4
8435 N Stemmons Freeway (8)	Data Center	34,901	—	—	3,711	67.3%	N/A	1.3
904 Quality Way	Data Center	46,750	—	—	1,008	100.0%	100.0%	—
17201 Waterview Parkway	Data Center	61,750	—	—	704	100.0%	100.0%	—
1210 Integrity Drive (13)	Data Center	—	442,316	—	—	—	—	—
Total		2,977,997	577,329	55,201	$149,043	92.7%	93.1%	53.8

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-15	30-Sep-15	TKF & Colo IT Load (6)
Silicon Valley
2805 Lafayette Street (14)	Data Center	123,980	—	13,440	$16,858	98.0%	92.7%	9.3
1100 Space Park Drive	Internet Gateway	165,297	—	—	14,193	99.5%	100.0%	6.4
3011 Lafayette Street	Data Center	90,780	—	—	11,197	100.0%	100.0%	6.0
1350 Duane & 3080 Raymond	Data Center	185,000	—	—	11,177	100.0%	100.0%	—
1500 Space Park Drive	Data Center	51,615	—	—	10,189	100.0%	100.0%	4.9
3105 and 3205 Alfred Street	Data Center	49,858	—	—	9,885	98.8%	98.8%	4.5
1525 Comstock Street	Data Center	42,385	—	—	9,332	100.0%	100.0%	4.5
2045 & 2055 LaFayette Street	Data Center	300,000	—	—	9,000	100.0%	100.0%	—
150 South First Street	Data Center	179,761	—	—	7,474	97.2%	97.2%	—
1725 Comstock Street	Data Center	39,643	—	—	7,283	100.0%	100.0%	3.4
1201 Comstock Street	Data Center	24,000	—	—	5,023	100.0%	100.0%	2.3
2334 Lundy Place	Data Center	130,752	—	—	4,945	100.0%	100.0%	—
2401 Walsh Street	Data Center	167,932	—	—	4,068	100.0%	100.0%	—
2820 Northwestern Parkway	Data Center	37,600	—	—	3,948	29.2%	N/A	5.7
2403 Walsh Street	Data Center	103,940	—	—	2,518	100.0%	100.0%	—
Total		1,692,543	—	13,440	$127,090	97.9%	99.1%	46.9

Chicago
350 E Cermak Road	Internet Gateway	1,133,739	—	—	$82,686	97.5%	99.1%	18.6
9355 Grand Avenue	Data Center	101,903	149,597	—	12,819	98.5%	98.5%	7.2
9333 Grand Avenue	Data Center	109,826	—	7,689	10,235	84.9%	84.9%	6.8
600-780 S. Federal	Internet Gateway	142,283	—	19,264	8,417	83.9%	87.0%	1.2
9377 Grand Avenue	Data Center	—	—	166,709	—	—	—	—
Total		1,487,751	149,597	193,662	$114,157	95.3%	96.8%	33.8

Phoenix
2121 South Price Road	Data Center	508,173	—	—	$63,198	86.5%	82.3%	32.6
120 E. Van Buren	Internet Gateway	287,514	—	—	21,217	67.1%	84.2%	9.8
2055 East Technology Circle	Data Center	76,350	—	—	8,075	89.7%	89.7%	3.2
1900 S. Price Road	Data Center	118,348	—	108,926	—	—	—	—
Total		990,385	—	108,926	$92,490	70.8%	73.6%	45.6

San Francisco
365 Main Street	Internet Gateway	226,981	—	—	$27,361	68.8%	71.1%	8.5
200 Paul Avenue	Internet Gateway	481,571	—	18,522	29,132	78.1%	81.7%	8.2
720 2nd Street	Data Center	121,220	—	—	14,714	84.5%	84.6%	7.6
360 Spear Street	Data Center	154,950	—	—	4,251	48.5%	48.5%	—
Total		984,722	—	18,522	$75,458	72.1%	74.4%	24.3

Boston
128 First Avenue	Data Center	274,750	—	—	$24,566	96.2%	95.7%	11.7
55 Middlesex Turnpike	Data Center	101,067	—	—	12,050	91.5%	91.5%	5.1
200 Quannapowitt Parkway	Data Center	144,569	—	66,526	5,514	81.8%	85.9%	2.1
105 Cabot Street	Data Center	42,243	—	63,488	4,758	77.2%	75.8%	2.3
115 Second Avenue	Data Center	66,730	—	—	4,104	100.0%	100.0%	—
600 Winter Street	Data Center	30,400	—	—	791	100.0%	100.0%	—
Total		659,759	—	130,014	$51,783	91.7%	92.3%	21.1

Atlanta
56 Marietta Street	Internet Gateway	152,650	—	—	$34,057	96.5%	N/A	3.8
375 Riverside Parkway	Data Center	250,191	—	—	8,923	100.0%	100.0%	2.3
760 Doug Davis Drive	Data Center	334,306	—	—	6,645	99.9%	99.9%	—
101 Aquila Way	Data Center	313,581	—	—	1,486	100.0%	100.0%	—
Total		1,050,728	—	—	$51,111	99.5%	100.0%	6.1

Los Angeles
600 West Seventh Street	Internet Gateway	489,722	—	—	$24,440	90.3%	96.9%	6.0
2260 East El Segundo Boulevard	Data Center	132,240	—	—	11,302	85.9%	85.9%	7.2
200 North Nash Street	Data Center	113,606	—	—	2,752	100.0%	100.0%	—
3015 Winona Avenue	Data Center	82,911	—	—	1,775	100.0%	100.0%	—
Total		818,479	—	—	$40,269	91.9%	95.9%	13.2

Houston
Digital Houston	Data Center	404,799	—	22,722	$18,543	88.1%	88.1%	12.6
Total		404,799	—	22,722	$18,543	88.1%	88.1%	12.6

St. Louis
210 N Tucker Boulevard	Internet Gateway	258,268	—	77,778	$7,664	65.2%	65.1%	3.9
900 Walnut Street	Internet Gateway	105,776	—	6,490	5,263	94.6%	94.6%	—
Total		364,044	—	84,268	$12,927	73.7%	73.6%	3.9

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-15	30-Sep-15	TKF & Colo IT Load (6)
Denver
11900 East Cornell Avenue	Data Center	285,840	—	—	$6,518	94.3%	94.3%	—
8534 Concord Center Drive	Data Center	85,660	—	—	4,015	100.0%	100.0%	—
Total		371,500	—	—	$10,533	95.6%	95.6%	—

Toronto, Canada
371 Gough Road	Data Center	56,917	26,456	14,403	$6,307	100.0%	100.0%	4.1
6800 Millcreek Drive	Data Center	83,758	—	—	2,189	100.0%	100.0%	—
Total		140,675	26,456	14,403	$8,496	100.0%	100.0%	4.1

Portland
3825 NW Aloclek Place	Data Center	48,574	—	—	$5,855	86.6%	100.0%	4.5
Total		48,574	—	—	$5,855	86.6%	100.0%	4.5

Austin
7500 Metro Center Drive	Data Center	60,345	—	25,343	$3,948	42.2%	42.2%	4.3
7401 E. Ben White Blvd Building 7 - 9	Data Center	203,235	—	—	1,920	100.0%	100.0%	—
8025 North Interstate 35	Data Center	62,237	—	—	1,058	100.0%	100.0%	—
7620 Metro Center Drive	Data Center	40,836	—	—	661	82.8%	82.8%	0.3
Total		366,653	—	25,343	$7,587	88.6%	88.6%	4.6

Sacramento
11085 Sun Center Drive	Data Center	69,048	—	—	$3,053	100.0%	100.0%	—
3065 Gold Camp Drive	Data Center	40,394	—	23,397	2,899	100.0%	100.0%	1.4
Total		109,442	—	23,397	$5,952	100.0%	100.0%	1.4

Minneapolis/St. Paul
1500 Towerview Road	Data Center	328,765	—	—	$5,202	100.0%	100.0%	—
1125 Energy Park Drive	Data Center	78,164	—	—	419	22.2%	22.2%	—
Total		406,929	—	—	$5,621	85.1%	85.1%	—

Miami
36 NE 2nd Street	Internet Gateway	162,140	—	—	$4,717	80.0%	100.0%	0.4
2300 NW 89th Place	Data Center	64,174	—	—	736	100.0%	100.0%	—
Total		226,314	—	—	$5,453	85.7%	89.2%	0.4

Charlotte
125 North Myers	Internet Gateway	25,402	—	—	$1,504	100.0%	100.0%	0.9
731 East Trade Street	Internet Gateway	40,879	—	—	1,433	100.0%	100.0%	—
113 North Myers	Internet Gateway	29,218	—	—	1,392	99.8%	100.0%	0.1
Total		95,499	—	—	$4,329	99.9%	100.0%	1.0

Seattle
3433 S 120th Place (8)	Data Center	21,078	—	94,868	$748	19.6%	N/A	2.4
Total		21,078	—	94,868	$748	19.6%	N/A	2.4

EUROPE

London, United Kingdom
Unit 21 Goldsworth Park Trading Estate	Data Center	389,575	45,509	44,916	$57,546	100.0%	100.0%	26.9
Watford (15)	Data Center	133,000	—	—	20,554	97.3%	97.3%	11.2
3 St. Anne's Boulevard	Data Center	96,147	—	—	18,798	89.5%	89.5%	7.2
Croydon (16)	Data Center	120,000	—	—	15,673	100.0%	100.0%	7.9
Fountain Court	Data Center	87,498	23,821	20,452	13,023	87.9%	80.2%	6.7
Crawley	Data Center	66,248	65,902	—	9,229	100.0%	100.0%	6.0
Mundells Roundabout	Data Center	113,464	—	—	8,111	100.0%	100.0%	—
Cressex 1	Data Center	50,847	—	—	7,498	100.0%	100.0%	2.9
2 St. Anne's Boulevard	Data Center	30,612	—	—	5,120	100.0%	100.0%	1.4
1 St. Anne's Boulevard	Data Center	20,219	—	—	296	100.0%	100.0%	—
Total		1,107,610	135,232	65,368	$155,848	97.8%	97.2%	70.2

Paris, France
114 Rue Ambroise Croizat	Internet Gateway	360,920	—	—	$18,140	97.3%	97.3%	4.3
1 Rue Jean-Pierre	Data Center	104,666	—	—	4,010	100.0%	100.0%	—
127 Rue de Paris	Data Center	59,991	—	—	1,719	100.0%	100.0%	—
Liet-dit ie Christ de Saclay	Data Center	21,337	—	—	573	100.0%	100.0%	—
Total		546,914	—	—	$24,442	98.2%	98.2%	4.3

Dublin, Ireland
Unit 9 Blanchardstown Corporate Center	Data Center	120,000	—	—	$7,890	82.9%	94.1%	3.8
Clonshaugh Industrial Estate (Eircom)	Data Center	124,500	—	—	7,502	100.0%	100.0%	—
Profile Park	Data Center	21,594	19,597	2,084	2,626	91.4%	91.4%	1.9
Clonshaugh Industrial Estate IE	Data Center	20,000	—	—	1,366	100.0%	100.0%	—
Total		286,094	19,597	2,084	$19,384	92.2%	96.9%	5.8

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-15	30-Sep-15	TKF & Colo IT Load (6)

Amsterdam, Netherlands
Paul van Vlissingenstraat 16	Data Center	112,472	—	—	$6,562	100.0%	100.0%	2.2
Cateringweg 5	Data Center	55,972	—	—	4,681	100.0%	100.0%	—
Naritaweg 52	Data Center	63,260	—	—	2,326	100.0%	100.0%	—
Liverpoolweg 10 - The Netherlands	Data Center	29,986	—	—	1,183	100.0%	100.0%	—
Gyroscoopweg 2E-2F	Data Center	55,585	—	—	1,130	100.0%	100.0%	—
De President Business Park	Technology Office	—	—	—	—	—	—	—
Total		317,275	—	—	$15,882	100.0%	100.0%	2.2

Manchester, United Kingdom
Manchester Technopark	Data Center	38,016	—	—	$1,890	100.0%	100.0%	—
Total		38,016	—	—	$1,890	100.0%	100.0%	—

Geneva, Switzerland
Chemin de l Epinglier 2	Data Center	59,190	—	—	$1,555	100.0%	100.0%	—
Total		59,190	—	—	$1,555	100.0%	100.0%	—

ASIA PACIFIC

Singapore
29A International Business Park	Data Center	360,908	9,592	—	$55,045	96.4%	95.0%	21.1
3 Loyang Way	Data Center	—	177,000	—	—	—	—	—
Total		360,908	186,592	—	$55,045	96.4%	95.0%	21.1

Melbourne
Deer Park 2 (72 Radnor Drive)	Data Center	65,403	—	28,179	$7,402	94.4%	94.4%	4.3
98 Radnor Drive	Data Center	52,988	—	—	5,953	71.6%	71.6%	2.9
Total		118,391	—	28,179	$13,355	84.2%	84.2%	7.2

Sydney
1-11 Templar Road (17)	Data Center	84,622	—	1,595	$10,554	77.6%	99.4%	6.5
23 Waterloo Road	Data Center	51,990	—	—	1,084	100.0%	100.0%	—
Total		136,612	—	1,595	$11,638	86.1%	99.7%	6.5

NON-DATACENTER PROPERTIES

34551 Ardenwood Boulevard	Technology Manufacturing	307,657	—	—	$3,681	50.6%	50.6%	—
2010 East Centennial Circle	Technology Manufacturing	113,405	—	—	3,194	100.0%	100.0%	—
47700 Kato Road & 1055 Page Avenue (18)	Technology Manufacturing	199,352	—	—	2,631	100.0%	100.0%	—
1 Solutions Parkway (19)	Technology Office	156,000	—	—	2,546	100.0%	100.0%	—
8201 E. Riverside Drive Building 4 - 6	Technology Manufacturing	133,460	—	—	967	74.9%	74.9%	—
908 Quality Way	Technology Office	14,400	—	—	—	100.0%	100.0%	—
Total		924,274	—	—	$13,019	79.9%	79.9%	—

Consolidated Portfolio Total/Weighted Average		21,027,471	1,342,660	1,275,767	$1,439,443	91.0%	92.5%	512.6

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia
43915 Devin Shafron Drive (Bldg A)	Data Center	132,280	—	—	$17,555	100.0%	100.0%	9.0
43790 Devin Shafron Drive (Bldg E)	Data Center	152,138	—	—	3,425	100.0%	100.0%	—
21551 Beaumeade Circle	Data Center	152,504	—	—	2,215	100.0%	100.0%	—
7505 Mason King Court	Data Center	109,650	—	—	1,958	100.0%	100.0%	—
Total		546,572	—	—	$25,153	100.0%	100.0%	9.0

Hong Kong
33 Chun Choi Street	Data Center	114,326	—	71,974	$15,134	77.2%	77.2%	5.8
Total		114,326	—	71,974	$15,134	77.2%	77.2%	5.8

Silicon Valley
4650 Old Ironsides Drive	Data Center	124,383	—	—	$4,287	100.0%	100.0%	—
2950 Zanker Road	Data Center	69,700	—	—	3,343	100.0%	100.0%	—
4700 Old Ironsides Drive	Data Center	90,139	—	—	2,184	100.0%	100.0%	—
444 Toyama Drive	Data Center	42,083	—	—	2,060	100.0%	100.0%	—
Total		326,305	—	—	$11,874	100.0%	100.0%	—

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-15	30-Sep-15	TKF & Colo IT Load (6)
Dallas
14901 FAA Boulevard	Data Center	263,700	—	—	$5,451	100.0%	100.0%	—
900 Dorothy Drive	Data Center	56,176	—	—	1,710	100.0%	100.0%	—
Total		319,876	—	—	$7,161	100.0%	100.0%	—

New York
636 Pierce Street	Data Center	108,336	—	—	$3,190	100.0%	100.0%	3.4
Total		108,336	—	—	$3,190	100.0%	100.0%	3.4

Managed Unconsolidated Portfolio Total / Weighted Average		1,415,415	—	71,974	$62,512	98.2%	98.2%	18.2

Managed Portfolio Total / Weighted Average		22,442,886	1,342,660	1,347,741	$1,501,955	91.4%	92.9%	530.8

Digital Realty Share Total / Weighted Average (20)		21,344,852	1,342,660	1,311,754	$1,456,589	90.9%	92.6%	518.0

NON-MANAGED UNCONSOLIDATED JOINT VENTURES

Seattle
2001 Sixth Avenue	Data Center	400,369	—	—	$36,830	94.6%	94.6%	—
2020 Fifth Avenue	Data Center	51,000	—	—	6,592	100.0%	100.0%	—
Total		451,369	—	—	$43,422	95.2%	95.2%	—

Non-Managed Portfolio Total/Weighted Average		451,369	—	—	$43,422	95.2%	95.2%	—

Portfolio Total/Weighted Average		22,894,255	1,342,660	1,347,741	$1,545,377	91.4%	93.0%	530.8

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Space under active development includes current Base Building and Data Center projects in progress. See page 34.

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2015 multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(6)
IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Includes approximately 116,843 rentable square feet from a leasehold interest acquisition.

(8)	Building represents leasehold interest from Telx acquisition.

(9)	Includes approximately 27,943 rentable square feet from a leasehold interest acquisition.

(10)	Includes approximately 17,105 rentable square feet from a leasehold interest acquisition.

(11)	Building formerly referred to as 1215 Datacenter Park.

(12)	Building formerly referred to as 1301 International Parkway.

(13)	Building was razed during Q4 2013 and added to the Land Inventory pursuant to our business plan. See page 38.

(14)	Building formerly referred to as 800 Central Expressway.

(15)	Building formerly referred to as The Chess Building.

(16)	Building formerly referred to as Unit B Prologis Park.

(17)	Building formerly referred to as 1-23 Templar Road.

(18)	Property sold in first quarter of 2016.

(19)	Building formerly referred to as 1 Savvis Parkway.

(20)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Fourth Quarter 2015

	Base Building Construction					Data Center Construction										Total Active Development

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	1	49,597	$554	—	$554	1	100,000	10,800	$75,578	$41,752	$117,330	70.6%	2Q16			1	149,597	$76,132	$41,752	$117,884
Dallas	1	403,722	5,976	34,573	40,549	3	173,607	16,575	57,612	111,562	169,173	91.1%	3Q16			3	577,329	63,588	146,135	209,722
N. Virginia	2	127,224	15,075	2,793	17,867	2	120,633	10,400	50,187	53,112	103,299	50.7%	1Q16			2	247,857	65,261	55,905	121,166
Toronto	—	—	—	—	—	1	26,456	2,700	16,112	29,968	46,080	100.0%	3Q16			1	26,456	16,112	29,968	46,080
North America	4	580,543	$21,605	$37,366	$58,971	7	420,696	40,475	$199,488	$236,394	$435,882	75.2%		12.1%	11.2%	7	1,001,239	$221,093	$273,760	$494,853

Dublin	—	—	—	—	—	1	19,597	1,920	$17,047	$2,607	$19,654	—	1Q16			1	19,597	$17,047	$2,607	$19,654
London	—	—	—	—	—	3	135,232	8,170	58,282	48,641	106,923	59.3%	4Q16			3	135,232	58,282	48,641	106,923
Europe	—	—	—	—	—	4	154,829	10,090	$75,329	$51,248	$126,577	51.8%		11.7%	10.7%	4	154,829	$75,329	$51,248	$126,577

Singapore	1	121,335	$49,302	$21,013	$70,315	2	65,257	4,800	$36,655	$25,103	$61,758	14.7%	1Q16			2	186,592	$85,957	$46,116	$132,073
Asia Pacific	1	121,335	$49,302	$21,013	$70,315	2	65,257	4,800	$36,655	$25,103	$61,758	14.7%		13.2%	12.5%	2	186,592	$85,957	$46,116	$132,073

Total	5	701,878	$70,907	$58,379	$129,286	13	640,782	55,365	$311,472	$312,745	$624,216	63.4%		12.2%	11.2%	13	1,342,660	$382,379	$371,123	$753,502

(1)	Represents balances incurred through December 31, 2015.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

Note:	Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	Fourth Quarter 2015

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	34,872	2,240	$35,554	1.1%
Boston	1	7,097	283	4,375	—
Chicago	2	19,160	1,492	18,758	35.9%
Dallas	1	8,375	363	3,807	—
Houston	1	20,147	1,491	17,596	—
New York	3	9,240	640	9,946	42.2%
Northern Virginia	1	1,241	75	760	—
Phoenix	1	29,467	595	5,395	50.4%
Silicon Valley	1	596	182	2,540	—
St. Louis	1	45,818	1,635	26,514	0.6%
North America	13	176,013	8,996	$125,246	12.7%	10.5%	9.9%

Dublin	1	1,857	180	$1,647	80.6%
London	1	10,115	809	12,130	0.6%
Europe	2	11,972	989	$13,777	15.2%	12.3%	11.6%

Melbourne	2	14,088	925	$12,574	77.8%
Singapore	1	11,915	877	11,986	—
Sydney	1	18,605	1,680	16,048	—
Asia Pacific	4	44,608	3,482	$40,608	20.7%	14.5%	13.6%

Subtotal Consolidated Portfolio	19	232,593	13,467	$179,631	14.9%	11.5%	10.9%

Hong Kong	1	26,062	1,440	$27,711	16.7%
Subtotal Unconsolidated JV (4)	1	26,062	1,440	$27,711	16.7%	14.0%	13.2%

Grand Total	20	258,655	14,907	$207,342	15.1%	11.9%	11.2%

(1)	In service inventory requiring lease commencement.

(2)
For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

(4)	Square Footage, kW and Investment figures shown represent the gross amount at the Joint Venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2015

Construction Projects in Progress	Net Rentable Square Feet (6)	Acreage	Current Investment (7)	Future Investment (8)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Held for Future Development (1)	N/A	285.5	$183,445	—	$183,445
Development Construction in Progress
Space Held for Development (1)	1,275,767	N/A	$255,096	—	$255,096	$200
Base Building Construction (2)	701,878	N/A	70,907	58,379	129,286	184
Data Center Construction (3)	640,782	N/A	311,472	312,745	624,217	974
Equipment Pool & Other Inventory (4)	N/A	N/A	9,035	—	9,035
Campus, Tenant Improvements & Other (5)	N/A	N/A	18,482	13,992	32,474
Total Development Construction in Progress	2,618,427		$664,992	$385,116	$1,050,108

Enhancement & Other			$7,882	$2,454	$10,336
Recurring			12,711	34,439	47,150
Total Construction in Progress			$869,030	$422,009	$1,291,039

(1)	Land Inventory and Space Held for Development reflect cumulative cost spent pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Data Center Construction includes 640,782 square feet of Turn-Key Flex®, Custom Solutions and Powered Base Building® space.

(4)	Equipment Pool and Other Inventory represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(5)
Represents improvements in progress as of December 31, 2015 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first generation tenant improvements.

(6)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(7)	Represents balances incurred through December 31, 2015.

(8)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Fourth Quarter 2015

	Three Months Ended					Twelve Months Ended
	31-Dec-15 (1)	30-Sep-15 (1)	30-Jun-15 (1)	31-Mar-15 (1)	31-Dec-14	31-Dec-15 (1)	31-Dec-14

Non-Recurring Capital Expenditures (2)
Development	$138,736	$123,732	$135,347	$125,647	$169,835	$523,463	$687,203
Enhancements and Other Non-Recurring	1,201	1,866	2,121	6,194	16,899	11,382	65,043
Total Non-Recurring Capital Expenditures	$139,937	$125,598	$137,468	$131,842	$186,734	$534,845	$752,246

Recurring Capital Expenditures (3)	$35,386	$14,716	$23,708	$18,066	$21,040	$91,876	$52,561

Total Direct Capital Expenditures	$175,323	$140,314	$161,176	$149,907	$207,774	$626,720	$804,807

Indirect Capital Expenditures
Capitalized Interest	$2,955	$2,395	$3,155	$4,346	$4,767	$12,851	$20,373
Capitalized Overhead	16,954	15,060	12,442	12,317	12,903	56,773	50,099
Total Indirect Capital Expenditures	$19,909	$17,455	$15,597	$16,663	$17,670	$69,624	$70,472

Timing / FX adjustments	6,806	7,337	9,446	17,247	(17,695)	40,835	(22,894)

Total Improvements to and Advances for Investment in Real Estate	$202,038	$165,106	$186,219	$183,817	$207,749	$737,179	$852,385

Consolidated Portfolio Net Rentable Square Feet (4)	21,344,852	20,358,510	20,203,927	20,548,860	20,600,484	21,344,852	20,600,484

(1)
Beginning in the first quarter of 2015, we changed the presentation of certain capital expenditures.  Infrequent expenditures for capitalized replacements and upgrades are now categorized as Recurring capital expenditures (categorized as Enhancements and Other Non-Recurring capital expenditures in 2014).  First-generation leasing costs are now classified as Development capital expenditures (categorized as recurring capital expenditures in 2014).

(2)
Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs. In 2014, these expenditures included certain infrequent expenditures for capitalized replacements, upgrades, or other projects which enhanced the existing operating portfolio (e.g., electrical, mechanical and building upgrades).

(3)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	Fourth Quarter 2015

	Land Inventory (1)			Space Held for Development

Metropolitan Area	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Austin	1	7.2	$1,879	1	25,343	$942
Boston	—	—	—	2	130,014	41,187
Chicago	—	—	—	3	193,662	24,957
Dallas	2	52.5	8,370	4	55,201	4,209
Houston	—	—	—	1	22,722	2,731
New York	1	34.2	43,780	6	326,123	103,690
N. Virginia	2	133.4	47,787	2	67,652	18,847
Phoenix	—	—	—	1	108,926	11,761
Sacramento	—	—	—	1	23,397	6,398
San Francisco	—	—	—	1	18,522	2,352
Silicon Valley	2	9.5	12,369	1	13,440	5,481
St. Louis	—	—	—	2	84,268	11,641
Seattle	—	—	—	1	94,868	9,563
Toronto	—	—	—	1	14,403	912
North America	8	236.8	$114,186	27	1,178,541	$244,672

Amsterdam, Netherlands	1	5.4	$13,091	—	—	—
Dublin, Ireland	1	7.5	9,405	1	2,084	$62
Frankfurt	1	6.0	6,664	—	—	—
London, England	1	13.4	23,451	2	65,368	4,008
Europe	4	32.3	$52,611	3	67,452	$4,071

Melbourne	1	4.1	$1,629	1	28,179	$6,203
Osaka	1	3.7	11,393	—	—	—
Sydney	1	8.6	3,627	1	1,595	149
Asia Pacific	3	16.4	$16,648	2	29,774	$6,353

Subtotal Consolidated Portfolio	15	285.5	$183,445	32	1,275,767	$255,096

Hong Kong	—	—	—	1	71,974	$11,664
Subtotal Unconsolidated JV	—	—	—	1	71,974	$11,664

Grand Total	15	285.5	$183,445	33	1,347,741	$266,760

(1)	Represents properties acquired to support ground-up development.

(2)	Represents balances incurred through December 31, 2015. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Millions	Fourth Quarter 2015

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
Telx Acquisition	Various	10/9/2015	$1,880 (4)	N/A	965,208	—	—
Digital Loudoun Phase III	Northern Virginia	11/16/2015	43	N/A	—	—	—
Digital Frankfurt	Frankfurt	12/18/2015	6	N/A	—	—	—
Total	—	—	$1,929	—	965,208	—	—

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
650 Randolph Road	New York	12/30/2015	$9	N/A	—	127,790	—
Total	—	—	$9	—	—	127,790	—

Joint Ventures:
Property	Metropolitan Area	Date Invested	Investment Amount	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
Colovore	Silicon Valley	12/8/2015	$1	N/A	—	—	—
Total	—	—	$1	—	—	—	—

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the properties subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the properties that we cannot pass on to tenants.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area. Square footage acquired in the Telx Acquisition represents Telx owned properties and properties that are leased from third-parties.

(3)	Occupancy excludes space under active development and space held for development.

(4)	Represents the total purchase price for the Telx Acquisition, which was competed by way of a merger.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	Fourth Quarter 2015

	As of December 31, 2015
Summary Balance Sheet - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$123,425	$48,574	$146,998	$441,286	$123,965	$6,878	$891,126
Accumulated depreciation & amortization	(89,668)	(1,941)	(8,256)	(21,788)	(4,013)	(890)	(126,556)
Net Book Value of Operating Real Estate	$33,757	$46,633	$138,742	$419,498	$119,952	$5,988	$764,570
Other assets	10,975	8,624	40,783	61,676	55,349	2,524	179,931
Total Assets	$44,732	$55,257	$179,525	$481,174	$175,301	$8,512	$944,501

Debt	$102,998	$47,000	—	$208,000	$102,025	$1,850	$461,873
Other liabilities	4,809	857	4,173	85,276	3,172	312	98,599
Equity / (deficit)	(63,075)	7,400	175,352	187,898	70,104	6,350	384,029
Total Liabilities and Equity	$44,732	$55,257	$179,525	$481,174	$175,301	$8,512	$944,501

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$51,499	$23,500	—	$41,600	$20,405	$315	$137,319

	Three Months Ended December 31, 2015
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Prudential	Griffin	Colovore	Total

Total revenues	$11,299	$2,056	$4,608	$10,325	$4,954	$445	$33,687
Operating expenses	(3,786)	(246)	(1,787)	(1,892)	(2,004)	(915)	(10,630)
Net Operating Income (NOI)	$7,513	$1,810	$2,821	$8,433	$2,950	($470)	$23,057

Straight-line rent	(126)	(163)	(94)	(556)	(301)	—	(1,240)
Above and below market rent	—	—	—	(749)	931	—	182
Cash Net Operating Income (NOI)	$7,387	$1,647	$2,727	$7,128	$3,580	($470)	$21,999

Interest expense	($1,679)	($394)	—	($1,346)	($833)	($34)	($4,286)
Depreciation & amortization	(1,797)	(180)	(1,543)	(3,171)	(2,239)	(145)	(9,075)
Other income / (expense)	(65)	(44)	(963)	(132)	(94)	(27)	(1,325)
Total Non-Operating Expenses	($3,541)	($618)	($2,506)	($4,649)	($3,166)	($206)	($14,686)

Net Income	$3,972	$1,192	$315	$3,784	($216)	($676)	$8,371

Digital Realty's ownership percentage	50%	50%	50%	20%	20%	17%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$3,757	$905	$1,411	$1,687	$590	($80)	$8,270

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$3,694	$824	$1,364	$1,426	$716	($80)	$7,944

Digital Realty's Earnings (loss) from unconsolidated JVs (1)	$1,727	$596	$158	$772	$447	($379)	$3,321

Digital Realty's Pro Rata Share of FFO (2)	$2,626	$686	$930	$1,406	$895	($347)	$6,196

Digital Realty's Fee Income from JV	—	—	$135	$866	$421	—	$1,422

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' stand alone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 46.

External Growth Pipeline	Financial Supplement
Central - Chicago	Fourth Quarter 2015

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
9333 W. Grand Ave., Franklin Park, IL	117,515	6.8	91.7%	Completed
9355 W. Grand Ave., Franklin Park, IL	251,500	18.0	93.3%	Active development - base building and data center
9377 W. Grand Ave., Franklin Park, IL	176,730	16.0	—	Planned for future ground-up development

Asset

•	Digital Chicago Campus – 9333, 9355 and 9377 W. Grand Avenue, Franklin Park IL

Background

•	In May 2012, Digital Realty acquired the three-building, 22-acre campus and created the Digital Chicago Campus.

•
Based on strong demand for our Turn-Key Flex® data center product, as well as limited supply in the area, the first phase of construction began with the redevelopment of the 9333 W. Grand Ave. building in August 2012 to accommodate 117,515 square feet and provide 6.8 MW of IT Load.

•
As market conditions continued to show limited supply of competitive space along with strong leasing activity in phase one, redevelopment of the 9355 W. Grand Ave. building commenced in June 2013 to accommodate 251,500 square feet and 14.4MW of IT Load in eight 1,800 kW data centers.

•
Two of the data centers in the 9355 Building were combined into one suite and the density was doubled to satisfy a customer's requirement thereby increasing the building's total IT Load from 14.4 MW to 18.0 MW.

Opportunity

•
Upon completion, the Digital Chicago Campus will have development potential of 545,445 square feet to support upwards of 40.8 MW of IT Load. The Campus capacity will be increased as a result of increasing the density of the 9355 Building and increasing the IT Load Capacity of the 9377 Building from 12.8MW to 16.0 MW

•	Campus utility service is provided by ComEd with 60 MW delivered by multiple 34.5kV services.

•	The 9333 W. Grand Ave. building includes four Turn-Key Flex® data centers and is 91.7% leased based upon total IT Load.

•
The second phase, 9355 W. Grand Ave., is currently under active redevelopment, with the first four 1,800 kW data centers completed and leased on the second floor. A fifth 2,400 kW data center is preleased and under construction and scheduled to be delivered 1Q2016. A 7,200 kW lease was signed in 4Q2015 for half of the first floor for delivery in 1Q2016 and 2Q2016. The remaining space on the first floor can accommodate 1,200 today or be expanded up to 4,800 kW upon specific customer demand.

•
The third phase is planned for a future ground-up development where the 9377 W. Grand Ave. building is sited today. The site is currently planned for a 176,730 square foot building to accommodate 16 MW of IT Load.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (pp.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
Central - Dallas	Fourth Quarter 2015

Master Plan

E. Collins Blvd.
750
E. COLLINS
122 mW
SUB-STATION
850 E. COLLINS
950 E. COLLINS
Quality Way
Alma Road
1232 ALMA RD.
Integrity Drive
900 QUALITY WAY
904 QUALITY WAY
908
QUALITY
WAY
International Parkway
Commerce Drive
1210 INTEGRITY DRIVE
907 SECURITY ROW
1215 INTEGRITY DRIVE
Security Row
Completed and Stabilized Development
Current Development
Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
850 E. Collins Blvd., Richardson, TX	121,366	6.9	92.0%	Completed. 0.6 MW under option expected to increase leased % to 100%
904 Quality Way, Richardson, TX	46,750	4.5	100.0%	Completed
1232 Alma Rd., Richardson, TX	105,726	6.8	100.0%	Completed
950 E. Collins Blvd., Richardson, TX	121,286	7.2	100.0%	Completed
1215 Integrity Drive, Richardson, TX	117,876	7.0	100.0%	Active development - data centers
900 Quality Way, Richardson, TX	114,922	7.0	100.0%	Completed
907 Security Row, Richardson, TX	139,000	9.6	100.0%	Active development - base building and data centers
1210 Integrity Drive, Richardson, TX	420,000	36.0	12.2%	Active development - base building and data centers
908 Quality Way, Richardson, TX	66,000	4.8	—	Planned for future ground-up development
750 E. Collins Boulevard, Richardson, TX	TBD	TBD	—	Planned for future management office
Asset

•	Digital Dallas Campus is a 70 acre master-planned property located within the renowned “Telecom Corridor” of Richardson, TX, a suburb of Dallas.
Background

•	Originally acquired in 2009 as part of a 60/40 joint venture. Digital Realty subsequently acquired the entire ownership interest in 2011.

•	Development has included a mix of redevelopment and ground-up construction of Powered Base Buildings®, multi-tenant data centers and a Digital Realty owned 122 MW sub-station.

•	In seven years, Digital Realty has completed or actively developed 767,000 square feet in seven buildings.

•
The campus has approximately 37.0 MW of IT Load currently in operation, with approximately 11.6 MW of leased data center space that is under construction and 3.6 MW of IT Load in leased data center shell space pending commencement of construction.

•
Construction commenced October 2014 on 907 Security Row to originally accommodate 8.4 MW of IT Load in seven 1.2 MW data centers and has now been upgraded to accommodate 9.6 MW of IT Load. The building is now 100% leased.

•	Construction activities commenced December 2015 at 1210 Integrity Drive with leases signed for 4.4 MW of IT Load scheduled for delivery in November 2016.
Opportunity

•
The campus has a little under 5 acres of land available at sites highlighted above as "Planned for Future Development" for new one and two-story ground-up developments that could support two new buildings and would increase the size of the campus by another 486,000 square feet.

•	New buildings planned for future development have the potential to add another 4.8 MW of IT Load to the Digital Dallas Campus.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (pp.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
East - Northern Virgina	Fourth Quarter 2015

Master Plan

SHELLHORN
Building E
Building F
Building A
150 mW Sub-Station
Building H
Building J
Building K
Building B
Building C
Building D
Building G1
Building G2
DEVIN SHAFRON DRIVE
GREENWAY
LOUDOUN COUNTY PARKWAY
EQUIPMENT YARD

Completed and Stabilized Development Existing Campus: Bldgs. A, B, C, D, E & F

Current Development: Bldgs. G, K & J Loudoun Parkway North

Planned for Future Development: Bldg. H Loudoun Parkway North

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
43940 Digital Loudoun Plaza (Bldg. G)	392,711	25.7	85.8%	Data centers with 1.2 MW available for construction and lease, and 2.4 MW under option for future development
44060 Digital Loudoun Plaza (Bldg. K)	284,463	19.8	94.0%	Active development - base building and data centers
43780 Digital Loudoun Plaza (Bldg. H)	244,000	14.4	—	Planned for future ground-up development
44100 Digital Loudoun Plaza (Bldg. J)	216,000	15.2	15.2%	Active development - base building and data centers
Asset

•	Existing Campus – Digital Ashburn Campus (Buildings A, B, C, D, E and F), Devin Shafron Drive, Ashburn, VA

•	Campus Expansion – Digital Ashburn Campus (Buildings G, H, J and K), Digital Loudoun Plaza, Ashburn, VA
Background

•	Digital Realty originally acquired three existing shell buildings (Buildings B, C and D) and developed the Digital Ashburn Campus in 2007.

•
Based on strong demand for Turn-Key Flex® data centers, the existing campus was expanded through a land acquisition in 2009 and Digital Realty developed three additional single-story buildings (Buildings A, E and F), bringing the combined existing campus to 829,739 square feet.

•	The campus was expanded in 2011 with the Loudoun Parkway North land acquisition, bringing the total campus to 98 acres.
Opportunity

•
Loudoun Parkway North campus is master-planned for four, two-story buildings (Buildings G, H, J and K), that upon completion, will provide approximately 1,137,174 square feet to support sixty-two Turn-Key Flex® data centers capable of supporting 75.05 MW of IT Load.

•	The site is supported by a dedicated sub-station capable of supplying 150 MW of power.

•
Building G, the first building on the expanded campus, was designed and constructed in two phases. The first phase is complete and the data center space is 100% leased and includes 10 Turn-Key Flex® data centers which provide 11.3 MW of IT Load. The second phase is under construction and will include 12 Turn-Key Flex® data centers which will provide 14.4 MW of IT Load and is currently 75% leased. The combined first and second phases are 85.8% leased. A total of 3.6 MW is held for development, where 2.4 MW is held by an existing tenant's options and 1.2 MW is available for development based on future demand. Upon the 3.6 MW of data center development, Building G is expected to be 98% leased. The remaining 2% of vacant space relates to non-technical space expected to be absorbed by tenants as they occupy their data center spaces.

•
Building K is under construction to deliver 19.8 MW of IT Load in 16 Turn-Key Flex® data centers with 18.5 MW of IT Load delivered and 1.2 MW of IT Load currently under development. Building K has leased 19.8 MW or 100% of its total IT Load; including non-technical space the building is 94% leased.

•
Building J is designed to accommodate 15.2 MW of IT Load. Construction of the base building and the first two 1,200 kW suites are scheduled for delivery in 1Q2016 with an additional 6,800 kW under construction for delivery in 2Q2016. The building is currently 15.2% leased based upon space and is 29% pre-leased based upon IT Load.

•	Building H is designed to accommodate 14.4 MW of IT Load and is planned for future development based on demand.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (pp.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
East - New York	Fourth Quarter 2015

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
365 S. Randolphville (Existing)	264,792	9.0	99.2%	Completed
365 S. Randolphville (Addition)	86,656	5.4	33.3%	Held for future development
3 Corporate Place	276,931	3.3	100.0%	Completed
3 Corporate Place Annex	100,515	7.2	—	Held for future development
Asset

•	3 Corporate Place, Piscataway, NJ

•	365 South Randolphville Road, Piscataway, NJ
Background

•	Located in the New York metropolitan area within close proximity to Rutgers University, Digital Piscataway campus is an existing two-building campus recently expanded by 187,171 square feet.

•	Completed Powered Base Building improvements include a 86,656 square foot addition to 365 S. Randolphville Road and a free-standing 100,515 square foot annex at 3 Corporate Place.

•	A private 69KV on-site substation with 2 independent feeds, each capable of supporting the entire site load, creates a robust supply of power.
Opportunity

•
The 86,656 square foot addition to 365 S. Randolphville Road expanded the existing 264,792 square foot building to 351,448 square feet and provides an additional 5.4 MW of IT Load. Digital Realty has leased 1.8 MW of IT Load and plans to develop the remaining 3.6 MW of IT Load to meet current demand as needed.

•	The 100,515 square foot Annex at 3 Corporate Place provides capacity to add an additional 7.2 MW of IT Load and is ready to commence construction of data centers.

•
The campus is a premier, state-of-the-art facility, positioned to serve the expanding requirements of the financial services industry, and can take advantage of significant opportunities in the health care, telecommunications and government sectors in the New York metro area.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (pp.29-33) due to differences between lease execution and occupancy dates.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2015

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14

Net Income (Loss) Available to Common Stockholders	($40,039)	$38,522	$117,055	$101,728	($52,289)
Interest	61,717	48,138	46,114	45,466	46,396
Loss from early extinguishment of debt	—	—	148	—	—
Tax expense	268	1,850	2,636	1,697	1,201
Depreciation & amortization	172,956	136,974	131,524	129,073	133,327
Impairment of investments in real estate	—	—	—	—	113,970
EBITDA	$194,902	$225,484	$297,477	$277,964	$242,605
Change in fair value of contingent consideration	—	(1,594)	352	(43,034)	(3,991)
Severance related accrual, equity acceleration, and legal expenses	6,125	(3,676)	1,301	1,396	—
Transaction expenses	3,099	11,042	3,166	93	323
(Gain) loss on sale of property	(322)	207	(76,669)	(17,820)	—
(Gain) on sale of investment	—	—	—	—	(14,551)
(Gain) on settlement of pre-existing relationship with Telx	(14,355)	—	—	—	—
Other non-core expense adjustments	75,269	51	(29)	(30)	453
Noncontrolling interests	(590)	864	2,486	2,142	(961)
Preferred stock dividends	24,056	18,456	18,456	18,455	18,455
Adjusted EBITDA	$288,184	$250,834	$246,540	$239,166	$242,333

	Three Months Ended
Financial Ratios	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14

Total GAAP interest expense	$61,717	$48,138	$46,114	$45,466	$46,396
Bridge facility fees	(3,903)	—	—	—	—
Capitalized interest	2,955	2,395	3,155	4,346	4,767
Change in accrued interest and other non-cash amounts	(23,778)	4,432	(11,522)	13,477	(16,152)
Cash Interest Expense (2)	$36,991	$54,965	$37,747	$63,289	$35,011

Scheduled debt principal payments	1,768	1,693	2,185	2,255	2,452
Preferred dividends	24,056	18,456	18,456	18,455	18,455
Total Fixed Charges (3)	$90,496	$70,682	$69,910	$70,522	$72,070

Coverage
Interest coverage ratio (4)	4.7x	5.0x	5.0x	4.8x	4.7x
Cash interest coverage ratio (5)	7.8x	4.6x	6.5x	3.8x	6.9x
Fixed charge coverage ratio (6)	3.3x	3.5x	3.5x	3.4x	3.4x
Cash fixed charge coverage ratio (7)	4.6x	3.3x	4.2x	2.8x	4.3x

Leverage
Debt to total enterprise value (8) (9)	32.0%	31.4%	32.5%	32.0%	31.3%
Debt plus preferred stock to total enterprise value (9)(10)	39.2%	40.2%	39.6%	39.2%	38.5%
Pre-tax income to interest expense (11)	0.7x	2.2x	4.0x	3.7x	0.3x
Net Debt to Adjusted EBITDA (12)	5.2x	4.8x	5.0x	5.1x	4.9x

(1)	For definition and discussion of EBITDA and Adjusted EBITDA, see page 46.

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest and excluding bridge facility fees for the quarter ended December 31, 2015.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees for the quarter ended December 31, 2015.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the redemption of operating partnership units for shares of our common stock.

(9)	Enterprise value defined as market value equity plus debt plus preferred stock plus minority interest less cash and equivalents.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of JV debt,  less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Dollars in Thousands	Fourth Quarter 2015

Funds from Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, excluding a gain from a pre-existing relationship, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations:
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) gain on sale of investment, (iii) significant transaction expenses, (iv) loss from early extinguishment of debt, (v) change in fair value of contingent consideration, (vi) equity in earnings adjustment for non-core items, (vii) severance accrual, equity acceleration, and legal expenses, (viii) bridge facility fees and (ix) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Constant Currency Core Funds from Operations:
We calculate constant-currency core funds from operations by adjusting the core funds from operations for foreign currency translations.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) non-cash stock-based compensation acceleration, (vi) straight-line rent revenue, (vii) straight-line rent expense, (viii) above-and below-market rent amortization, (ix) non-cash tax expense, (x) capitalized leasing compensation, (xi) recurring capital expenditures and (xii) capitalized internal leasing commissions. Other REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest expense, loss from extinguishment of debt, income taxes, depreciation and amortization, and impairment of investments in real estate, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, change in fair value of contingent consideration, severance related accrual, equity acceleration, and legal expenses, transaction expenses, gain (loss) on sale of property, gain on sale of investment, gain on settlement of pre-existing relationship with Telx, other non-core expense adjustments, noncontrolling interests, and preferred stock dividends. Adjusted EBITDA is EBITDA excluding change in fair value of contingent consideration, severance related accrual, equity acceleration, and legal expenses, transaction expenses, gain (loss) on sale of property, gain on sale of investment, gain on settlement of pre-existing relationship with Telx, other non-core expense adjustments, noncontrolling interests, and preferred stock dividends. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Dollars in Thousands	Fourth Quarter 2015

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue and tenant reimbursement revenue less utilities, rental property operating expenses, repair and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may not calculate NOI and cash NOI in the same manner we do and, accordingly, our NOI and cash NOI may not be comparable to such other REITs’ NOI and cash NOI. Accordingly, NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.
Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA multiplied by four.
Debt-plus-preferred-to-total-enterprise-value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended December 31, 2015, GAAP interest expense was $62 million, capitalized interest was $3 million and scheduled debt principal payments and preferred dividends was $26 million.

31-Dec-15
Reconciliation of Net Operating Income (NOI)

Operating income	$41,271

Fee income	(1,880)
Other income	—
Change in fair value of contingent consideration	—
Depreciation and amortization	172,956
General and administrative	29,862
Severance related accrual, equity acceleration, and legal expenses	6,125
Transaction expenses	3,099
Other expenses	60,914

Net Operating Income	$312,347

Cash Net Operating Income (Cash NOI)

Net Operating Income	$312,347
Straight-line rent, net	(4,064)
Above- and below-market rent amortization	(2,479)

Cash Net Operating Income	$305,804

Reconciliation of Range of 2016 Projected Net Income to Projected FFO (NAREIT-Defined), Core FFO and Constant-Currency Core FFO
	Low	High
Net income available to common stockholders per diluted share	$0.35	$0.45
Add: Real estate depreciation and amortization and (gain)/loss on sale	$5.00	$5.00
Projected Funds from Operations per diluted share (NAREIT-Defined)	$5.35	$5.45
Add: Adjustments for items that do not represent core expenses and revenue streams	$0.10	$0.15
Projected Core Funds from Operations per diluted share	$5.45	$5.60
Add: Foreign currency translation adjustments	$0.05	$0.10
Projected Constant - Currency Core Funds from Operations per diluted share	$5.50	$5.70

Statement Regarding Forward- Looking Statements	Financial Supplement
Fourth Quarter 2015

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, supply and demand for data center and colocation space, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, including improving return on invested capital and our disposition program, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, the company's FFO, core FFO, constant-currency core FFO, net income outlook and underlying assumptions, including information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue,our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, supply and demand, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2015 and 2016 backlog NOI, NAV components, 2016 guidance and underlying assumptions, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the impact of current global economic, credit and market conditions

•	current local economic conditions in our geographic markets;

•	decreases in information technology spending, including as a result of economic slowdowns or recession;

•	adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges);

•	our dependence upon significant tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	defaults on or non-renewal of leases by tenants;

•	our failure to obtain necessary debt and equity financing;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	our inability to manage our growth effectively;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses, including Telx;

•	the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical infrastructure or services or availability of power;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•	delays or unexpected costs in development of properties;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•	our inability to successfully develop and lease new properties and development space;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our inability to acquire off-market properties;

•	our inability to comply with the rules and regulations applicable to reporting companies;

•	our failure to maintain our status as a REIT;

•	possible adverse changes to tax laws;

•	restrictions on our ability to engage in certain business activities;

•	environmental uncertainties and risks related to natural disasters;

•	losses in excess of our insurance coverage;

•	changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and

•	changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks under the heading “Risks Related to the Proposed Telx Acquisition” in our Current Report on Form 8-K filed on July 14, 2015, in our annual report on Form 10-K for the year ended December 31, 2014 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

Note: Subtotals and totals may not equal the amounts reflected due to rounding.